Exhibit 99.1

ITEM 1.	BUSINESS

Overview

Prudential Financial, Inc., a financial services leader with approximately $648 billion of assets under management as of December 31, 2007, has operations in the United States, Asia, Europe and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, mutual funds, pension and retirement-related services and administration, investment management, real estate brokerage and relocation services, and, through a joint venture, retail securities brokerage services. We provide these products and services to individual and institutional customers through one of the largest distribution networks in the financial services industry. Our principal executive offices are located in Newark, New Jersey.

The businesses of Prudential Financial are separated into the Financial Services Businesses and the Closed Block Business. The Financial Services Businesses comprises our Insurance, Investment and International Insurance and Investments divisions and our Corporate and Other operations. The Closed Block Business comprises the assets and related liabilities of the Closed Block described below and certain related assets and liabilities.

Prudential Financial has two classes of common stock outstanding. The Common Stock, which is publicly traded (NYSE:PRU), reflects the performance of the Financial Services Businesses, while the Class B Stock, which was issued through a private placement and does not trade on any exchange, reflects the performance of the Closed Block Business.

Demutualization and Separation of the Businesses

Demutualization

On December 18, 2001, our date of demutualization, Prudential Insurance converted from a mutual life insurance company owned by its policyholders to a stock life insurance company and became an indirect, wholly owned subsidiary of Prudential Financial. The demutualization was carried out under Prudential Insurance’s Plan of Reorganization, dated as of December 15, 2000, as amended, which we refer to as the Plan of Reorganization. On the date of demutualization, eligible policyholders, as defined in the Plan of Reorganization, received shares of Prudential Financial’s Common Stock or the right to receive cash or policy credits, which are increases in policy values or increases in other policy benefits, upon the extinguishment of all membership interests in Prudential Insurance.

On the date of demutualization, Prudential Financial completed an initial public offering of its Common Stock, as well as the sale of shares of Class B Stock, a separate class of common stock, through a private placement. In addition, on the date of demutualization, Prudential Holdings, LLC, a wholly owned subsidiary of Prudential Financial that owns the capital stock of Prudential Insurance, issued $1.75 billion in senior secured notes, which we refer to as the IHC debt. A portion of the IHC debt was insured by a bond insurer. Concurrent with the demutualization, various subsidiaries of Prudential Insurance were reorganized, becoming direct or indirect subsidiaries of Prudential Financial.

The Plan of Reorganization required us to establish and operate a regulatory mechanism known as the Closed Block. The Closed Block is designed generally to provide for the reasonable expectations of holders of participating individual life insurance policies and annuities included in the Closed Block for future policy dividends after demutualization by allocating assets that will be used for payment of benefits, including policyholder dividends, on these policies. See Note 10 to the Consolidated Financial Statements for more information on the Closed Block. The Plan of Reorganization provided that Prudential Insurance may, with the prior consent of the New Jersey Commissioner of Banking and Insurance, enter into agreements to transfer to a third party all or any part of the risks under the Closed Block policies. In 2005, we completed the process of arranging reinsurance of the Closed Block. The Closed Block is 90% reinsured, including 17% by a wholly owned subsidiary of Prudential Financial.

Separation of the Businesses

The businesses of Prudential Financial are separated into the Financial Services Businesses and the Closed Block Business for financial statement purposes. For a discussion of the operating results of the Financial Services Businesses and the Closed Block Business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Financial Services Businesses comprises our Insurance division, Investment division, and International Insurance and Investments division as well as our Corporate and Other operations. See “—Financial Services Businesses” below for a more detailed discussion of the divisions comprising the Financial Services Businesses. The Closed Block Business comprises the assets and related liabilities of the Closed Block and certain other assets and liabilities, including the IHC debt. See “—Closed Block Business” below for a more detailed discussion of the Closed Block Business. We refer to the Financial Services Businesses and the Closed Block Business collectively as the Businesses.

The following diagram reflects the allocation of Prudential Financial’s consolidated assets and liabilities between the Financial Services Businesses and the Closed Block Business:

There is no legal separation of the two Businesses. The foregoing allocation of assets and liabilities does not require Prudential Financial, Prudential Insurance, any of their subsidiaries or the Closed Block to transfer any specific assets or liabilities to a separate legal entity. Financial results of the Closed Block Business, including debt service on the IHC debt, will affect Prudential Financial’s consolidated results of operations, financial position and borrowing costs. In addition, any net losses of the Closed Block Business, and any dividends or distributions on, or repurchases of, the Class B Stock, will reduce the assets of Prudential Financial legally available for dividends on the Common Stock. Accordingly, you should read the financial information for the Financial Services Businesses together with the consolidated financial information of Prudential Financial.

The Common Stock reflects the performance of the Financial Services Businesses and the Class B Stock reflects the performance of the Closed Block Business. However, the market value of the Common Stock may not reflect solely the performance of the Financial Services Businesses.

In order to separately reflect the financial performance of the Financial Services Businesses and the Closed Block Business since the date of demutualization, we have allocated all our assets and liabilities and earnings between the two Businesses, and we account for them as if they were separate legal entities. All assets and liabilities of Prudential Financial and its subsidiaries not included in the Closed Block Business constitute the assets and liabilities of the Financial Services Businesses. Assets and liabilities allocated to the Closed Block Business are those that we consider appropriate to operate that Business. The Closed Block Business consists principally of:

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within Prudential Insurance, the Closed Block Assets, Surplus and Related Assets (see below), deferred policy acquisition costs and other assets in respect of the policies included in the Closed Block and, with respect to liabilities, the Closed Block Liabilities;

•	within Prudential Holdings, LLC, the principal amount of the IHC debt, related unamortized debt issuance costs and hedging activities, and a guaranteed investment contract; and

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within Prudential Financial, dividends received from Prudential Holdings, LLC, and reinvestment proceeds thereof, and other liabilities of Prudential Financial, in each case attributable to the Closed Block Business.

The Closed Block Assets consist of (1) those assets initially allocated to the Closed Block including fixed maturities, equity securities, commercial loans and other long- and short-term investments, (2) cash flows from such assets, (3) assets resulting from the reinvestment of such cash flows, (4) cash flows from the Closed Block Policies, and (5) assets resulting from the investment of cash flows from the Closed Block Policies. The Closed Block Assets include policy loans, accrued interest on any of the foregoing assets and premiums due on the Closed Block Policies. The Closed Block Liabilities are Closed Block Policies and other liabilities of the Closed Block associated with the Closed Block Assets. The Closed Block Assets and Closed Block Liabilities are supported by additional assets held outside the Closed Block by Prudential Insurance to provide additional capital with respect to the Closed Block Policies, as well as invested assets held outside the Closed Block that represent the difference between the Closed Block Assets and the sum of the Closed Block Liabilities and the interest maintenance reserve. We refer to these additional assets and invested assets outside the Closed Block collectively as the Surplus and Related Assets. The interest maintenance reserve, recorded only under statutory accounting principles, captures realized capital gains and losses resulting from changes in the general level of interest rates. These gains and losses are amortized into statutory investment income over the expected remaining life of the investments sold.

On the date of demutualization, the majority of the net proceeds from the issuances of the Class B Stock and the IHC debt was allocated to our Financial Services Businesses. Also, on the date of demutualization, Prudential Holdings, LLC distributed $1.218 billion of the net proceeds of the IHC debt to Prudential Financial to use for general corporate purposes in the Financial Services Businesses. Prudential Holdings, LLC deposited $437 million of the net proceeds of the IHC debt in a debt service coverage account maintained in the Financial Services Businesses that, together with reinvested earnings thereon, constitutes a source of payment and security for the IHC debt. The remainder of the net proceeds, $72 million, was used to purchase a guaranteed investment contract to fund a portion of the bond insurance related to the IHC debt. To the extent we use the debt service coverage account to service payments with respect to the IHC debt or to pay dividends to Prudential Financial for purposes of the Closed Block Business, a loan from the Financial Services Businesses to the Closed Block Business would be established. Such an inter-business loan would be repaid by the Closed Block Business to the Financial Services Businesses when earnings from the Closed Block Business replenish funds in the debt service coverage account to a specified level.

We believe that the proceeds from the issuances of the Class B Stock and IHC debt allocated to the Financial Services Businesses reflected capital in excess of that necessary to support the Closed Block Business and that the Closed Block Business as established has sufficient assets and cash flows to service the IHC debt. The Closed Block Business was financially leveraged through the issuance of the IHC debt, and dividends on the Class B Stock are subject to prior servicing of the IHC debt. It is expected that any inter-business loan referred to above will be repaid in full out of the Surplus and Related Assets, but not the Closed Block Assets. Any such loan will be subordinated to the IHC debt.

The Financial Services Businesses will bear any expenses and liabilities from litigation affecting the Closed Block Policies and, as discussed below, the consequences of certain potential adverse tax determinations. In connection with the sale of the Class B Stock and IHC debt, we agreed to indemnify the investors in those securities with respect to certain matters, and any cost of that indemnification would be borne by the Financial Services Businesses.

Within the Closed Block Business, the assets and cash flows attributable to the Closed Block accrue solely to the benefit of the Closed Block policyholders through policyholder dividends after payment of benefits, expenses and taxes. The Surplus and Related Assets accrue to the benefit of the holders of Class B Stock. The earnings on, and distribution of, the Surplus and Related Assets over time will be the source or measure of payment of the interest and principal of the IHC debt and of dividends on the Class B Stock. The earnings of the Closed Block are reported as part of the Closed Block Business, although no cash flows or assets of the Closed Block accrue to the benefit of the holders of Common Stock or Class B Stock. The Closed Block Assets are not available to service interest or principal of the IHC debt or dividends on the Class B Stock.

Inter-Business Transfers and Allocation Policies

Prudential Financial’s Board of Directors has adopted certain policies with respect to inter-business transfers and accounting and tax matters, including the allocation of earnings. Such policies are summarized below. In the future, the Board of Directors may modify, rescind or add to any of these policies. However, the decision of the Board of Directors to modify, rescind or add to any of these policies is subject to the Board of Directors’ general fiduciary duties. In addition, we have agreed with the investors in the Class B Stock and the insurer of the IHC debt that, in most instances, the Board of Directors may not change these policies without their consent.

Inter-Business Transactions and Transfers

The transactions permitted between the Financial Services Businesses and the Closed Block Business, subject to any required regulatory approvals and the contractual limitations noted above, include the following:

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The Closed Block Business may lend to the Financial Services Businesses, and the Financial Services Businesses may lend to the Closed Block Business, in each case on terms no less favorable to the Closed Block Business than comparable internal loans and only for cash management purposes in the ordinary course of business and on market terms pursuant to our internal short-term cash management facility.

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Other transactions between the Closed Block and businesses outside of the Closed Block, including the Financial Services Businesses, are permitted if, among other things, such transactions benefit the Closed Block, are at fair market value and do not exceed, in any calendar year, a specified formula amount.

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Capital contributions to Prudential Insurance may be for the benefit of either the Financial Services Businesses or the Closed Block Business and assets of the Financial Services Businesses within Prudential Insurance may be transferred to the Closed Block Business within Prudential Insurance in the form of a loan which is subordinated to all existing obligations of the Closed Block Business and on market terms.

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An inter-business loan from the Financial Services Businesses to the Closed Block Business may be established to reflect usage of the net proceeds of the IHC debt initially deposited in the debt service coverage account, and any reinvested earnings thereon, to pay debt service on the IHC debt or dividends to Prudential Financial for purposes of the Closed Block Business.

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In addition to the foregoing, the Financial Services Businesses may lend to the Closed Block Business, on either a subordinated or non-subordinated basis, on market terms as may be approved by Prudential Financial.

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The Financial Services Businesses and the Closed Block Business may engage in such other transactions on market terms as may be approved by Prudential Financial and, if applicable, Prudential Insurance.

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The Board of Directors has discretion to transfer assets of the Financial Services Businesses to the Closed Block, or use such assets for the benefit of Closed Block policyholders, if it believes such transfer or usage is in the best interests of the Financial Services Businesses, and such transfer or usage may be made without requiring any repayment of the amounts transferred or used or the payment of any other consideration from the Closed Block Business.

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Cash payments for administrative purposes from the Closed Block Business to the Financial Services Businesses are based on formulas that initially approximated the actual expenses incurred by the Financial Services Businesses to provide such services based on insurance and policies in force and statutory cash premiums. Administrative expenses recorded by the Closed Block Business, and the related income tax effect, are based upon actual expenses incurred under accounting principles generally accepted in the U.S., or U.S. GAAP, utilizing the Company’s methodology for the allocation of such expenses. Any difference in the cash amount transferred and actual expenses incurred as reported under U.S. GAAP will be recorded, on an after-tax basis at the applicable current rate, as direct adjustments to the respective equity balances of the Closed Block Business and the Financial Services Businesses, without the issuance of shares of either Business to the other Business. This direct equity adjustment modifies earnings available to each class of common stock for earnings per share purposes. Internal investment expenses recorded and paid by the Closed Block Business, and the related income tax effect, are based upon actual expenses incurred under U.S. GAAP and in accordance with internal arrangements governing recordkeeping, bank fees, accounting and reporting, asset allocation, investment policy and planning and analysis.

Accounting Policies

Accounting policies relating to the allocation of assets, liabilities, revenues and expenses between the two Businesses include:

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All our assets, liabilities, equity and earnings are allocated between the two Businesses and accounted for as if the Businesses were separate legal entities. Assets and liabilities allocated to the Closed Block Business are those that we consider appropriate to operate that Business. All remaining assets and liabilities of Prudential Financial and its subsidiaries constitute the assets and liabilities of the Financial Services Businesses.

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For financial reporting purposes, revenues; administrative, overhead and investment expenses; taxes other than federal income taxes; and certain commissions and commission-related expenses associated with the Closed Block Business are allocated between the Closed Block Business and the Financial Services Businesses in accordance with U.S. GAAP. Interest expense and routine maintenance and administrative costs generated by the IHC debt are considered directly attributable to the Closed Block Business and are therefore allocated to the Closed Block Business, except as indicated below.

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Any transfers of funds between the Closed Block Business and the Financial Services Businesses will typically be accounted for as either reimbursement of expense, investment income, return of principal or a subordinated loan, except as described under “—Inter-Business Transactions and Transfers” above.

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The Financial Services Businesses will bear any expenses and liabilities from litigation affecting the Closed Block Policies and the consequences of certain potential adverse tax determinations noted below. In connection with the sale of the Class B Stock and IHC debt, we agreed to indemnify the investors with respect to certain matters, and any such indemnification would be borne by the Financial Services Businesses.

Tax Allocation and Tax Treatment

The Closed Block Business within each legal entity is treated as if it were a consolidated subsidiary of Prudential Financial. Accordingly, if the Closed Block Business has taxable income, it recognizes its share of income tax as if it were a consolidated subsidiary of Prudential Financial. If the Closed Block Business has losses or credits, it recognizes a current income tax benefit.

If the Closed Block Business within any legal entity has taxable income, it pays its share of income tax in cash to the Financial Services Businesses. If it has losses or credits, it receives its benefit in cash from the Financial Services Businesses. If the losses or credits cannot be currently utilized in the consolidated federal income tax return of Prudential Financial for the year in which such losses or credits arise, the Closed Block Business will receive the full benefit in cash, and the Financial Services Businesses will subsequently recover the payment at the time the losses or credits are actually utilized in computing estimated payments or in the consolidated federal income tax return of Prudential Financial. Certain tax costs and benefits are determined under the Plan of Reorganization with respect to the Closed Block using statutory accounting rules that may give rise to tax costs or tax benefits prior to the time that those costs or benefits are actually realized for tax purposes. If at any time the Closed Block Business is allocated any such tax cost or a tax benefit under the Plan of Reorganization that is not realized at that same time under the relevant tax rules but will be realized in the future, the Closed Block Business will pay such tax cost or receive such tax benefit at that time, but it will be paid to or paid by the Financial Services Businesses. When such tax cost or tax benefit is subsequently realized under the relevant tax rules, the tax cost or tax benefit will be allocated to the Financial Services Businesses.

The foregoing principles are applied so as to prevent any item of income, deduction, gain, loss, credit, tax cost or tax benefit being taken into account more than once by the Closed Block Business or the Financial Services Businesses. For this purpose, items determined under the Plan of Reorganization with respect to any period prior to the date of demutualization were taken into account, with any such pre-demutualization tax attributes relating to the Closed Block being attributed to the Closed Block Business and all other pre-demutualization tax attributes being attributed to the Financial Services Businesses. The Closed Block Business will also pay or receive its appropriate share of tax or interest resulting from adjustments attributable to the settlement of tax controversies or the filing of amended tax returns to the extent that the tax or interest relates to controversies or amended returns arising with respect to the Closed Block Business and attributable to tax periods after the date of demutualization, except to the extent that the tax is directly attributable to the characterization of the IHC debt for tax purposes, in which case the tax will be borne by the Financial Services Businesses. In particular, if a change of tax law after the date of demutualization, including any change in the interpretation of any tax law, results in the recharacterization of all or part of the IHC debt for tax purposes or a significant reduction in the income tax benefit associated with the interest expense on all or part of the IHC debt, the Financial Services Businesses will continue to pay the foregone income tax benefit to the Closed Block Business until the IHC debt has been repaid or Prudential Holdings, LLC has been released from its obligations to the bond insurer and under the IHC debt as if such recharacterization or reduction of actual benefit had not occurred.

Internal Short-Term Cash Management Facility

The Financial Services Businesses and Closed Block Business participate in the Company’s commingled internal short-term cash management facility, pursuant to which they invest cash from securities lending and repurchase activities as well as certain trading and operating activities. The net funds invested in the facility are generally held in investments that are short-term, including mortgage- and asset-backed securities. A proportionate interest in each security held in the portfolio is allocated to the Financial Services Businesses and the Closed Block Business based upon their proportional cash contributions to the facility as of the balance sheet date. See Note 2 to the Supplemental Combining Financial Information for additional information concerning our internal short-term cash management facility.

Financial Services Businesses

The Financial Services Businesses is comprised of three divisions, containing eight segments, and our Corporate and Other operations. The Insurance division is comprised of the Individual Life, Individual Annuities and Group Insurance segments. The Investment division is comprised of the Asset Management, Financial Advisory and Retirement segments. The International Insurance and Investments division is comprised of the International Insurance and International Investments segments.

See Note 20 to the Consolidated Financial Statements for revenues, income and loss, and total assets by segment of the Financial Services Businesses.

Insurance Division

The Insurance division conducts its business through the Individual Life, Individual Annuities and Group Insurance segments.

Individual Life

Our Individual Life segment manufactures and distributes individual variable life, term life, universal life and non-participating whole life insurance products, primarily to the U.S. mass affluent market and mass market. In general, we consider households with investable assets or annual income in excess of $100,000 to be mass affluent in the U.S. market. Our life products are distributed through Prudential Agents and independent third party distributors.

The Individual Life segment competes with large, well-established life insurance companies. In the markets for our products, we compete primarily based upon price, service, distribution channel relationships, brand recognition and financial stability.

Products

Our primary insurance products are variable life, term life and universal life, and represent 57%, 35% and 6%, respectively, of our net face amount of individual life insurance in force at the end of 2007. In recent years, as our individual life insurance in force continues to grow, we have seen our term life insurance become a larger percentage of our net in force.

A significant portion of our Individual Life insurance segment’s profits are associated with the large in force block of older variable policies. As the policies age, insureds begin receiving reduced policy charges. This, coupled with policy count and insurance in force runoff over time, reduces our expected future profits from this product line. In addition, certain fixed expenses are allocated between the Individual Life segment and the Closed Block Business based upon allocation policies consistent with U.S. GAAP reporting; however, as policies in force within the Closed Block Business continue to mature or terminate, the level of expenses to be allocated to the Closed Block Business will decrease, potentially affecting the profitability of the Individual Life segment.

Individual Life profits from term insurance are not expected to directly correlate, from a timing perspective, with the increase in term insurance in force because of the expected product profitability patterns, as well as the effects of our capital management activities.

Variable Life Insurance

We offer a number of individual variable life insurance products that provide a return linked to an underlying investment portfolio designated by the policyholder while providing the policyholder with the flexibility to change both the death benefit and premium payments. Each product provides for the deduction of charges and expenses from the customer’s investment account. While we continue to sell a significant amount of variable life insurance, marketplace demand continues to favor term and universal life insurance.

Term Life Insurance

We offer a variety of term life insurance products. Most term products include a conversion feature that allows the policyholder to convert the policy into permanent life insurance coverage. We also offer term life insurance that provides for a return of premium if the insured is alive at the end of the coverage period. There continues to be significant growth in the demand for term life insurance protection.

Universal Life Insurance

We offer universal life insurance products that feature a market rate fixed interest investment account, flexible premiums and a choice of guarantees against lapse.

Non-participating Whole Life Insurance

We offer a non-participating whole life insurance product with guaranteed fixed level premiums and guaranteed cash values, which is principally used in the group term to whole life conversion market.

Marketing and Distribution

Prudential Agents

Our Prudential Agents distribute proprietary variable, term, universal and non-participating whole life insurance, variable and fixed annuities, and investment and other protection products with proprietary and non-proprietary investment options as well as selected insurance and investment products manufactured by others. The number of Prudential Agents was 2,425, 2,562 and 2,946 at December 31, 2007, 2006 and 2005, respectively. While the number of Prudential Agents has declined over the past several years, average agent productivity, based upon average commissions on new sales of all products by Prudential Agents, has increased from $46,300 for 2005 to $60,500 for 2007.

Prudential Agents sell life insurance products primarily to customers in the U.S. mass and mass affluent markets, as well as small business owners. Other than certain training allowances or salary paid at the beginning of their employment, we pay Prudential Agents on a commission basis for the products they sell. In addition to commissions, Prudential Agents receive the employee benefits that we provide to other Prudential employees generally, including medical and disability insurance, an employee savings program and qualified retirement plans.

Prior to the sale of our property and casualty insurance operations in 2003, the Individual Life segment had been compensated for property and casualty insurance products sold through its distribution network. Following the sale, Prudential Agents have continued access to non-proprietary property and casualty products under distribution agreements entered into with the purchasers of these businesses; therefore, the Individual Life segment continues to be compensated for sales of these products.

The compensation arrangements for certain non-proprietary products provide an opportunity for additional compensation to the Individual Life segment based on multi-year profitability of the products sold. This additional compensation is not predictable since the multi-year profitability of the products is subject to substantial variability and, additionally, the compensation arrangements are periodically renegotiated which will affect the amount of additional compensation we are eligible to receive.

Third Party Distribution

Our individual life products are offered through a variety of third party channels, including independent brokers, general agencies and producer groups. We focus on sales through independent intermediaries who provide life insurance solutions to protect individuals, families and businesses and support estate and wealth transfer planning. The life insurance products offered are generally the same as those available through Prudential Agents. Our third party efforts are supported by a network of internal and external wholesalers.

Underwriting and Pricing

Our life insurance underwriters follow detailed and uniform policies and procedures to assess and quantify the risk of our individual life insurance products. We require the applicant to take a variety of underwriting tests, such as medical examinations, electrocardiograms, blood tests, urine tests, chest x-rays and consumer investigative reports, depending on the age of the applicant and the amount of insurance requested. We base premiums and policy charges for individual life insurance on expected death benefits, surrender benefits, expenses and required reserves. We use assumptions for mortality, interest, expenses, policy persistency, and premium payment pattern in pricing policies. Some of our policies are fully guaranteed. Others have current premiums/charges and interest credits that we can change subject to contractual guarantees. We routinely update the interest crediting rates on our universal life policies and on the fixed account of our variable life policies. In resetting these rates, we consider the returns on our portfolios supporting these policies, current interest rates, the competitive environment and our profit objectives.

Our operating results are impacted by differences between actual mortality experience and the assumptions used in pricing these policies and, as a result, can fluctuate from period to period. Our Individual Life segment employs capital management activities, including financing of regulatory capital requirements associated with statutory reserves, to maximize product returns and enable competitive pricing.

Reserves

We establish and carry as liabilities actuarially determined reserves for future policy benefits that we believe will meet our future obligations for our in force life policies. We base these reserves on assumptions we believe to be appropriate for investment yield, persistency, expenses, mortality and morbidity rates, as well as margins for adverse deviation. For variable and interest-sensitive life insurance contracts, we establish liabilities for policyholders’ account balances that represent cumulative gross premium payments plus credited interest and/or fund performance, less withdrawals, expenses and mortality charges.

Reinsurance

Since 2000, we have reinsured a significant portion of the mortality risk we assume under our newly sold individual life insurance policies. The maximum amount of individual life insurance we generally retain on any new policy is $30 million for a single life plan and $35 million for a second-to-die life plan. In situations where no reinsurance is available, we limit newly issued policies on our primary term life plan to only $10 million.

Individual Annuities

Our Individual Annuities segment manufactures and distributes individual variable and fixed annuity products, primarily to the U.S. mass affluent market. In general, we consider households with investable assets or annual income in excess of $100,000 to be mass affluent in the U.S. market. We compete in the individual annuities business primarily based on the ability to offer innovative product features. Our risk management allows us to offer these features and hedge the related risks that we assume, utilizing externally purchased hedging instruments or, for certain of our variable annuity features, an automatic rebalancing element. We also compete based on brand recognition and the breadth of our distribution platform. Our annuity products are distributed through a diverse group of independent financial planners, wirehouses and banks, as well as through Prudential Agents. During the past five years we have completed two acquisitions that had a significant impact on our business, as discussed below. In the second half of 2006, we began distributing our annuity products through Allstate’s proprietary distribution force, as discussed further below.

American Skandia

On May 1, 2003, we acquired Skandia U.S. Inc., which included American Skandia Life Assurance Corporation, or American Skandia, one of the largest distributors of variable annuities through independent financial planners in the U.S., from Skandia Insurance Company Ltd. for a total purchase price of $1.184 billion. Our acquisition of Skandia U.S. Inc. also included a mutual fund business that was combined with our Asset Management segment. The acquisition significantly expanded and diversified our third party distribution capabilities in the U.S. and broadened our array of product offerings.

Skandia Insurance Company Ltd. agreed to indemnify us for certain losses, including losses resulting from litigation or regulatory matters relating to events prior to closing the transaction, subject to an aggregate cap of $1 billion. See “Legal Proceedings—Insurance and Annuities” for additional information regarding items pending under this indemnification. Under the terms of a License Agreement, we acquired the right to use the “American Skandia” name in conjunction with our own name in the U.S. in the annuity business for five years and in the mutual fund business for two years. Skandia Insurance Company Ltd. agreed not to compete with us in the U.S. in the annuity business for five years and in the mutual fund business for two years. During 2007, we began the process of changing the names of various legal entities that currently include “American Skandia” in the name, and will complete these changes on or before April 30, 2008. Among the name changes already completed, on January 1, 2008 we changed the name of American Skandia Life Assurance Corporation to Prudential Annuities Life Assurance Corporation.

Allstate Variable Annuity Business

On June 1, 2006, we acquired the variable annuity business of The Allstate Corporation, or Allstate, through a reinsurance transaction for $635 million of total consideration. Beginning June 1, 2006, the assets acquired and liabilities assumed and the results of operations of the acquired variable annuity business have been included in our consolidated financial statements. The acquisition increased our scale and third party distribution capabilities in the U.S., including exclusive distribution through Allstate’s agency distribution force of nearly 14,000 independent contractors and financial professionals. The integration of the variable annuity business acquired from Allstate is expected to be completed during the first half of 2008. See Note 3 to the Consolidated Financial Statements for additional information regarding the acquisition.

Products

We offer variable annuities that provide our customers with a full suite of optional guaranteed death and living benefits. Our investment options provide our customers with the opportunity to invest in proprietary and non-proprietary mutual funds, frequently under asset allocation programs, and fixed-rate options. The investments made by customers in the proprietary and non-proprietary mutual funds represent an interest in separate investment companies that provide a return linked to an underlying investment portfolio. The investments made in the fixed rate options are credited with interest at rates we determine, subject to certain minimums. We also offer fixed annuities that provide a guarantee of principal and interest credited at rates we determine, subject to certain contractual minimums.

Marketing and Distribution

Prudential Agents

Our Prudential Agents distribute variable annuities with proprietary and non-proprietary investment options, as well as fixed annuities. For additional information regarding our Prudential Agent force, see “—Insurance Division—Individual Life.”

Third Party Distribution

Our individual annuity products are also offered through a variety of third party channels, including independent brokers, general agencies, producer groups, wirehouses, banks, and, beginning in the second half of 2006, Allstate’s proprietary distribution force. The annuity products offered via third party channels include both Prudential and American Skandia branded products. Completion of the various American Skandia legal entity name changes to Prudential Annuities will occur on or before April 30, 2008. Our third party efforts are supported by a network of 222 internal and external wholesalers as of December 31, 2007.

Underwriting and Pricing

We earn asset management fees based upon the average assets of the proprietary mutual funds in our variable annuity products and mortality and expense fees and other fees for various insurance-related options and features, including optional guaranteed death and living benefit features, based on the average daily net assets value of the annuity separate accounts or the amount of guaranteed value. We receive administrative service fees from many of the proprietary and non-proprietary mutual funds. We price our variable annuities, including optional guaranteed death and living benefits, based on evaluation of risks assumed and considering applicable hedging costs. As part of our risk management strategy, we utilize interest rate and equity based derivatives, as well as an automatic rebalancing element, to hedge the benefit features of our variable annuity contracts, with the exception of our guaranteed minimum income benefits and guaranteed minimum death benefits, which include risks we have deemed suitable to retain. We price our fixed annuities as well as the fixed-rate options of our variable annuities based on assumptions as to investment returns, expenses and persistency. Competition also influences our pricing. We seek to maintain a spread between the return on our general account invested assets and the interest we credit on our fixed annuities. To encourage persistency, most of our variable and fixed annuities have declining surrender or withdrawal charges for a specified number of years. In addition, the living benefit features of our variable annuity products encourage persistency because the potential value of the living benefit is fully realized only if the contract persists.

Reserves

We establish and carry as liabilities actuarially determined reserves for future policy benefits that we believe will meet our future obligations for our in force annuity contracts, including the minimum death benefit and living benefit guarantee features of some of these contracts. We base these reserves on assumptions we believe to be appropriate for investment yield, persistency, withdrawal rates, mortality rates, expenses and margins for adverse deviation. For variable and fixed annuity contracts, we establish liabilities for policyholders’ account balances that represent cumulative gross premium payments plus credited interest and/or fund performance, less withdrawals, expenses and mortality charges.

Group Insurance

Our Group Insurance segment manufactures and distributes a full range of group life, long-term and short-term group disability, long-term care, and group corporate- and trust-owned life insurance in the U.S. primarily to institutional clients for use in connection with employee and membership benefits plans. Group Insurance also sells accidental death and dismemberment and other ancillary coverages and provides plan administrative services in connection with its insurance coverages.

The Group life segment competes with other large, well-capitalized life and health insurance providers. The markets in which we compete are mature markets, hence we compete primarily based on strong brand recognition, service standards, customer relationships, and financial stability. Due to the large number of competitors, price competition is strong. We have a strong portfolio of products and the ability to meet complex needs of the large clients, providing opportunities for continuing stabilized premiums and growth. The majority of our premiums are derived from large corporations, affinity groups or other organizations, such as those with over 10,000 insured individuals.

Products

Group Life Insurance

We offer group life insurance products including basic and supplemental term life insurance to employees, optional term life insurance to dependents of employees and universal life insurance. We also offer group variable universal life insurance, voluntary accidental death and dismemberment insurance and business travel accident insurance. Many of our employee-pay coverages include a portability feature, allowing employees to retain their coverage when they change employers or retire. We also offer a living benefits option that allows insureds that are diagnosed with a terminal illness to receive a portion of their life insurance benefit upon diagnosis, in advance of death, to use as needed. Also, the majority of claim payments are automatically deposited into a demand deposit account for the beneficiary to withdraw at their option.

Group Disability Insurance

We offer short- and long-term group disability insurance, which protects against loss of wages due to illness or injury. Short-term disability generally provides coverage for three to six months, and long-term disability covers the period after short-term disability ends. We also offer absence management and integrated disability management services in conjunction with a third party.

Other

We offer individual and group long-term care insurance and group corporate- and trust-owned life insurance. Long-term care insurance protects the insured from the costs of an adult day care center, a nursing home or similar live-in care situation or a home health or a personal care aide. Group corporate- and trust-owned life insurance are group variable life insurance contracts typically used by large corporations to fund benefit plans for retired employees. They also may be used as vehicles to deliver deferred compensation or non-qualified benefits to active employees.

Marketing and Distribution

Group Insurance has its own dedicated sales force that is organized around products and market segments and distributes primarily through employee benefits brokers and consultants. Group Insurance also distributes individual long-term care products through Prudential Agents as well as third party brokers and agents.

Underwriting and Pricing

We have developed standard rating systems for each product line in the Group Insurance segment based on our past experience and relevant industry experience. For our earlier generation long-term care products, experience data was very limited. As the long-term care industry is maturing, the information available, both our own and industry experience, for use in underwriting has improved. We are not obligated to accept any application for a policy or group of policies from any distributor. We follow standard underwriting practices and procedures. If the coverage amount exceeds certain prescribed age and amount limits, we may require a prospective insured to submit evidence of insurability.

We determine premiums on some of our policies on a retrospective experience rated basis, in which case the policyholder bears some of the risk or receives some of the benefit associated with claim experience fluctuations during the policy period. We base product pricing of group insurance products on the expected pay-out of benefits that we calculate using assumptions for mortality, morbidity, interest, expenses and persistency, depending upon the specific product features.

Some of our other policies are not eligible to receive experience based refunds. The adequacy of our pricing of these policies determines their profitability during the rate guarantee period. In addition, our profitability is subject to fluctuate period to period, based on the differences between actual mortality experience and the assumptions used in pricing our policies, but we anticipate that over the rate guarantee period we will achieve mortality levels more closely aligned with the assumptions used in pricing our policies. Market demand for multiple year rate guarantees for new policies increases the adverse consequences of mispricing coverage and lengthens the time it takes to improve benefits ratios.

We routinely make pricing adjustments, when contractually permitted, that take into account the emerging experience on our group insurance products. While there can be no assurance, we expect these actions, as well as pricing discipline in writing new business, will allow us to maintain benefits ratios that are consistent with our profit objectives.

Reserves

We establish and carry as liabilities actuarially determined reserves that we believe will be adequate to meet our future policyholder benefit obligations. We base these reserves on actuarially recognized methods using morbidity and mortality tables in general use in the U.S., which we modify to reflect our actual experience when appropriate. Reserves also include claims reported but not yet paid, and claims incurred but not reported. We also establish a liability for policyholders’ account balances that represent cumulative deposits plus credited interest and/or fund performance, less withdrawals, expenses and cost of insurance charges as applicable.

Investment Division

The Investment division conducts its business through the Asset Management, Financial Advisory and Retirement segments.

Asset Management

The Asset Management segment provides a broad array of investment management and advisory services by means of institutional portfolio management, mutual funds, asset securitization activity and other structured products, and proprietary investments. These products and services are provided to the public and private marketplace, as well as our Insurance division, International Insurance and Investments division and Retirement segment.

The Asset Management segment competes with numerous asset managers and other financial institutions. In the markets for our products, we compete based upon investment performance, investment process and investment talent.

Operating Data

The following tables set forth the assets under management of the investment management and advisory services group of our Asset Management segment at fair market value by asset class and source as of the dates indicated.

	December 31, 2007
	Equity	Fixed Income(3)	Real Estate	Total
	(in billions)
Institutional customers(1)	$56.7	$92.0	$27.7	$176.4
Retail customers(2)	65.9	19.5	1.2	86.6
General account	4.5	170.0	1.0	175.5

Total	$127.1	$281.5	$29.9	$438.5

	December 31, 2006
	Equity	Fixed Income(3)	Real Estate	Total
	(in billions)
Institutional customers(1)	$54.7	$78.7	$23.4	$156.8
Retail customers(2)	58.1	19.4	1.5	79.0
General account	4.0	162.8	0.8	167.6

Total	$116.8	$260.9	$25.7	$403.4

	December 31, 2005
	Equity	Fixed Income(3)	Real Estate	Total
	(in billions)
Institutional customers(1)	$48.9	$68.2	$17.6	$134.7
Retail customers(2)	52.7	19.2	1.6	73.5
General account	3.5	154.6	1.1	159.2

Total	$105.1	$242.0	$20.3	$367.4

(1)	Consists of third party institutional assets and group insurance contracts.
(2)	Consists of individual mutual funds, defined contribution plan products and both variable annuities and variable life insurance assets in our separate accounts. Fixed annuities and the fixed rate options of both variable annuities and variable life insurance are included in our general account.
(3)	Includes private fixed income and commercial mortgage assets of institutional customers of $9.7 billion as of December 31, 2007, $8.7 billion as of December 31, 2006 and $8.6 billion as of December 31, 2005, and private fixed income and commercial mortgage assets in our general account of $62.4 billion, $54.7 billion and $53.4 billion, as of those dates, respectively.

Products and Services

In our asset management areas, we offer the following products and services:

Public Fixed Income Asset Management

Our public fixed income organization manages fixed income portfolios for U.S. and international, institutional and retail clients, as well as for our general account. Our products include traditional broad market fixed income strategies and single-sector strategies. We manage traditional asset liability strategies, as well as customized asset liability strategies. We also manage hedge strategies in both the liquidity and credit sectors, as well as collateralized debt obligations. We also serve as a non-custodial securities lending agent.

Strategies are managed by seasoned portfolio managers with securities selected by our nine sector specialist teams: Corporate, High Yield, Bank Loan, Emerging Markets Debt, U.S. Liquidity (U.S. government and mortgage-backed securities), Money Market, Municipal Bonds, Global and Structured Product. A separate team is dedicated to securities lending activities. All strategies are managed using a research-based approach, supported by large credit research, quantitative research, and risk management organizations.

Public Equity Asset Management

Our public equity organization provides discretionary and non-discretionary asset management services to a wide range of clients. We manage a broad array of publicly traded equity asset classes using various investment styles. The public equity organization is comprised of two wholly owned registered investment advisors, Jennison Associates LLC and Quantitative Management Associates, LLC. Jennison Associates uses fundamental, team-based research to manage portfolios for institutional and private clients through separately managed accounts and commingled vehicles, including mutual funds through subadvisory relationships. Quantitative Management Associates specializes in the discipline of quantitative investing tailored to client objectives.

Private Fixed Income

Our private fixed income organization provides asset management services by investing predominantly in private placement investment grade debt securities, as well as below investment grade debt securities, and mezzanine debt financing. These investment capabilities are utilized by our general account and institutional clients through direct advisory accounts, separate accounts, or private fund structures. A majority of the private placement investments are directly originated by our investment staff.

Commercial Mortgage Origination and Servicing

Our commercial mortgage operations provide mortgage origination and servicing for our general account, institutional clients, and government sponsored entities such as Fannie Mae, the Federal Housing Administration, and Freddie Mac. We also originate shorter-term interim loans when we expect the loans will lead to sale opportunities. As of December 31, 2007, the principal balance of interim loans totaled $1.4 billion.

Real Estate Asset Management

Our global real estate organization provides asset management services for single-client and commingled real estate portfolios and manufactures and manages a variety of real estate investment vehicles, primarily for institutional clients in 19 offices worldwide. Our domestic and international real estate investment vehicles range from fully diversified open-end funds to specialized closed-end funds that invest in specific types of properties or specific geographic regions or follow other specific investment strategies. Our real estate organization has established its global platform in Europe, Asia and Latin America.

Proprietary Investments

We make proprietary investments in real estate and private equity, as well as debt, public equity and real estate securities, including controlling interests. The fair value of these investments was approximately $1.7 billion and $900 million as of December 31, 2007 and 2006, respectively. Certain of these investments are made primarily for purposes of co-investment in our managed funds and structured products. Other proprietary investments are made with the intention to sell or syndicate to investors, including our general account, or for placement in funds and structured products that we offer and manage. We also make short term loans to our managed funds that are secured by equity commitments from investors or assets of the funds.

Mutual Funds and Other Retail Services

We manufacture, distribute and service investment management products primarily utilizing proprietary asset management expertise in the U.S. retail market. Our products are designed to be sold primarily by financial professionals including both Prudential Agents and third party advisors. We offer a family of retail investment products consisting of 47 mutual funds as of December 31, 2007. These products cover a wide array of investment styles and objectives designed to attract and retain assets of individuals with varying objectives and to accommodate investors’ changing financial needs. On May 1, 2003, we acquired Skandia U.S. Inc., which included a mutual fund business that has been combined with our existing mutual fund business.

We also provide services for the private label wrap-fee products of other financial services firms that provide access to mutual funds and separate account products. Wrap-fee products have higher minimum investment levels than our mutual funds and offer a choice of both proprietary and non-proprietary investment management. During 2004, we became a provider of program services for certain mutual fund wrap and separately managed account platforms of Wachovia Securities. The contractual agreement with Wachovia Securities related to managed account services was amended effective July 1, 2005 to provide essentially for a fixed fee for managed account services and is scheduled to expire July 1, 2008.

Marketing and Distribution

We provide investment management services for our institutional customers through a proprietary sales force.

Most of the retail customer assets under management are invested in our mutual funds and our variable annuities and variable life insurance products. These assets are gathered by the Insurance division, the International Insurance and Investments division and third party networks, including financial advisors associated with our joint venture with Wachovia Corporation discussed under “—Financial Advisory” below. Third party intermediary sales represent the fastest growing sales channel on a net basis. Additionally, we work with third party product manufacturers and distributors to include our investment options in their products and platforms.

We also provide investment management services across a broad array of asset classes for our general account, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Realized Investment Gains and General Account Investments—General Account Investments.”

Financial Advisory

The Financial Advisory segment consists of our investment in Wachovia Securities.

Wachovia Securities

On July 1, 2003, we combined our retail securities brokerage and clearing operations with those of Wachovia Corporation, or Wachovia, and formed Wachovia Securities Financial Holdings, LLC, or Wachovia Securities, a joint venture now headquartered in St. Louis, Missouri. As of December 31, 2007, we had a 38% ownership interest in the joint venture, with Wachovia owning the remaining 62%. We account for our ownership of the joint venture under the equity method of accounting. Prior to the formation of the joint venture on July 1, 2003, the results of our previously wholly owned securities brokerage and clearing operations were included on a fully consolidated basis.

On October 1, 2007, Wachovia completed the acquisition of A.G. Edwards, Inc., or A.G. Edwards, for $6.8 billion and on January 1, 2008 combined the retail securities brokerage business of A.G. Edwards with Wachovia Securities. We have elected the “lookback” option under the terms of the agreements relating to the joint venture in connection with the combination of the A.G. Edwards business with Wachovia Securities. The “lookback” option permits us to delay for approximately two years following the combination of the A.G. Edwards business with Wachovia Securities our decision to make or not to make payments to avoid or limit dilution of our ownership interest in the joint venture. During this “lookback” period, our share in the earnings of the joint venture, as well as our share of the one-time costs associated with the combination, will be based on our diluted ownership level, which is in the process of being determined. Any payment at the end of the “lookback” period to restore all or part of our ownership interest in the joint venture would be based on the appraised or agreed value of the existing joint venture and the A.G. Edwards business. In such event, we would also need to make a true-up payment of one-time costs to reflect the incremental increase in our ownership interest in the joint venture. Alternatively, we may at the end of the “lookback” period “put” our joint venture interests to Wachovia based on the appraised value of the joint venture, excluding the A.G. Edwards business, as of the date of the combination of the A.G. Edwards business with Wachovia Securities.

We also retain our separate right to “put” our joint venture interests to Wachovia at any time after July 1, 2008 based on the appraised value of the joint venture, including the A.G. Edwards business, determined as if it were a public company and including a control premium such as would apply in the case of a sale of 100% of its common equity. However, if in connection with the “lookback” option we elect at the end of the “lookback” period to make payments to avoid or limit dilution, we may not exercise this separate right or “put” option prior to the first anniversary of the end of the “lookback” period. The agreement between Prudential Financial and Wachovia also gives us put rights, and Wachovia call rights, in certain other specified circumstances, at prices determined in accordance with the agreement.

Wachovia Securities, one of the nation’s largest retail brokerage and clearing organizations, provides full service securities brokerage and financial advisory services to individuals and businesses. As of December 31, 2007, it had total client assets of $799 billion and approximately 11,600 registered representatives.

Wachovia and Wachovia Securities are key distribution partners for certain of our products, including our mutual funds and individual annuities that are distributed through their financial advisors, bank channel and independent channel. In addition, we are a service provider to the managed account platform and certain wrap-fee programs offered by Wachovia Securities.

The segment results reflect expenses relating to obligations and costs we retained in connection with the contributed businesses, primarily for litigation and regulatory matters, including settlement costs related to market timing issues involving the former Prudential Securities operations. The Company announced that a settlement was reached in August 2006 with respect to the market timing issues. The segment results for 2003, 2004 and 2005 reflect transition costs, including our allocable share of transition costs incurred by the joint venture, in connection with the contributed businesses. Prudential Financial and Wachovia have each agreed to indemnify the other for certain losses, including losses resulting from litigation or regulatory matters relating to certain events prior to March 31, 2004, arising from the operations of their respective contributed businesses.

Retirement

Our Retirement segment, which we refer to in the marketplace as Prudential Retirement, provides retirement investment and income products and services to retirement plan sponsors in the public, private, and not-for-profit sectors. Our full service business provides recordkeeping, plan administration, actuarial advisory services, tailored participant education and communication services, trustee services and institutional and retail investment funds. While we are focused primarily on servicing defined contribution and defined benefit plans, we also service non-qualified plans. For clients with both defined contribution and defined benefit plans, we offer integrated defined benefit/defined contribution recordkeeping services. For participants leaving our clients’ plans, we provide a broad range of retail and rollover products through our broker-dealer and bank. In addition, in our institutional investment products business, we offer guaranteed investment contracts, or GICs, funding agreements, institutional and retail notes, structured settlement annuities, and group annuities for defined contribution plans, defined benefit plans, non-qualified entities, and individuals. Results of our institutional investment products business include proprietary spread lending activities where we borrow on a secured or unsecured basis to support investments on which we earn a spread between the asset yield and liability cost.

The Retirement segment competes with other large, well-capitalized insurance companies, asset managers and diversified financial institutions. In our full service business, we compete primarily based on pricing, service offerings, investment offerings, investment performance, and our ability to offer product features to meet the retirement income needs of clients. In our institutional investment products business, we compete primarily based on our pricing and structuring capabilities, which are supported by our claims-paying ability.

On April 1, 2004, we acquired the retirement business of CIGNA Corporation, or CIGNA, for $2.1 billion. This acquisition broadened our array of product offerings by adding integrated defined benefit/defined contribution services, actuarial advisory services and institutional separate account investment funds to our product and service mix. The process of integrating CIGNA’s retirement business with our original retirement business was completed in the first quarter of 2006.

On December 31, 2007, we acquired a portion of the retirement business of Union Bank of California, N.A. for $103 million of cash consideration. This acquisition increases the scale of our product and service offerings and expands our sales and distribution capabilities on the west coast of the U.S. We expect the integration of this business to be completed by the end of the second quarter of 2008.

Products and Services

Full Service

Our full service business offers plan sponsors and their participants a broad range of products and services to assist in the delivery and administration of defined contribution, defined benefit, and non-qualified retirement plans, including recordkeeping and administrative services, comprehensive investment offerings and consulting services to assist plan sponsors in managing fiduciary obligations. We offer as part of our investment products a variety of general and separate account stable value products, as well as retail mutual funds and institutional funds advised by affiliated and non-affiliated investment managers. In addition, certain products that are designed for the benefit of participants are marketed and sold on an investment-only basis through our full service distribution channels. Revenue is generated from asset-based fees, recordkeeping and other advisory fees, and the spread between the rate of return on investments we make and the interest rates we credit, less expenses, on certain stable value products that are discussed in greater detail below. Prudential Financial’s asset management units earn fees from management of general account assets supporting retirement products including stable value products as discussed below and, to the extent these units are selected to manage client assets associated with fee-based products, they also earn asset management fees related to those assets.

Our full service general account stable value products contain an obligation to pay interest at a specified rate for a specific period of time and to repay account balances or market value upon contract termination. Substantially all of these stable value general account products are either fully or partially participating, with annual or semi-annual rate resets giving effect to previous investment experience. We earn asset management fees for these general account products for managing the related assets as well as administrative fees for providing recordkeeping and other administrative services. In addition, profits from partially participating general account products result from the spread between the rate of return on the investments we make and the interest rates we credit, less expenses.

We also offer fee-based separate account products, through which customer funds are held in either a separate account or a client-owned trust. These products generally pass all of the investment results to the customer. In certain cases, these contracts are subject to a minimum interest rate guarantee. Additionally, we offer retirement account based variable annuities that contain guaranteed minimum withdrawal benefits. We earn administrative fees for these separate account products and to the extent that Prudential Financial’s asset management units are selected to manage the client assets, those units also earn asset management fees.

Our full service offerings are supported by participant communications and education programs, and a broad range of plan consulting services, including nondiscrimination testing, plan document services, signature-ready documents for required filings, and full actuarial support for defined benefit plans. Additional services include non-qualified plan administration, investment advisory services, and merger and acquisition support.

In addition, we offer a broad range of brokerage and banking solutions, including rollover individual retirement accounts, or IRA’s, mutual funds, and guaranteed income products. Our rollover products and services are marketed to participants who terminate or retire from organizations that are clients of our retirement plan recordkeeping services.

Institutional Investment Products

The institutional investment products business primarily offers products to the stable value and payout annuity markets.

Stable Value Markets.    Our stable value markets area manufactures general account investment-only products for use in retail and institutional capital markets and qualified plan markets. Our primary investment-only products are GICs, funding agreements, retail notes and institutional notes. This unit also manufactures general and separate account stable value products for our full service business, the results of which are reflected in the results of the full service business.

Our investment-only general account products offered within this market contain an obligation to pay interest at a specified rate and to repay principal at maturity or following contract termination. Because these obligations are backed by our general account, we bear the investment and asset/liability management risk associated with these contracts. Generally, profits from our general account products result from the spread between the rate of return on the investments we make and the interest rates we credit, less expenses. The credited interest rates we offer and the volume of issuance are impacted by many factors, including the financial strength ratings of our U.S. insurance companies.

We also offer investment-only fee-based stable value products, through which customers’ funds are held in either a separate account or a client-owned trust. We pass investment results through to the customer, subject to a minimum interest rate guarantee.

Payout Annuity Markets.    Our payout annuity markets area offers traditional general and separate account products designed to provide a predictable source of monthly income, generally for the life of the participant, such as structured settlements, voluntary income products and close-out annuities, which fulfill the payment guarantee needs of the personal injury lawsuit settlement market, the distribution needs of defined contribution participants and the payment obligations of defined benefit plans, respectively. With our general account products, the obligation to make annuity payments to our annuitants is backed by our general account assets, and we bear all of the investment, mortality, retirement, asset/liability management, and expense risk associated with these contracts. Our profits from structured settlements, voluntary income products and close-out annuities result from the emerging experience related to investment returns, timing of retirements, mortality, and expenses being more or less favorable than assumed in the original pricing.

We also offer participating separate account annuity contracts, which are fee-based products that cover payments to retirees to be made by defined benefit plans. These contracts permit a plan sponsor to retain the risks and rewards of investment and actuarial results while receiving a general account guarantee for all annuity payments covered by the contract. To the extent that Prudential Financial’s asset management units are selected to manage client assets associated with fee-based products, those units also earn asset management fees.

Marketing and Distribution

We distribute our products through a variety of channels. In our full service business, we market to plan sponsors through a centralized wholesaling force, as well as through field sales representatives who manage our distribution efforts in offices across the country. We also sell our products and services through financial advisors of our Wachovia Securities joint venture, as well as through other third-party financial advisors, brokers, and benefits consultants and, to a lesser extent, directly to plan sponsors. We market our rollover IRA products and services to plan participants through a centralized service team.

In our stable value markets area within our institutional investment products business, we distribute GICs and funding agreements to institutional investors through our direct sales force and through intermediaries. In 2003, we broadened our distribution by establishing a global Funding Agreement Notes Issuance Program, or FANIP, pursuant to which a Delaware statutory trust issues medium-term notes secured by funding agreements issued to the trust by Prudential Insurance. The medium-term notes are sold to institutional investors through intermediaries under Rule 144A and Regulation S of the Securities Act of 1933, as amended (“Securities Act”). In addition, a portion of Prudential Financial’s SEC-registered medium-term notes program is allocated for sales to retail investors. The proceeds from the sale of the retail notes are used by Prudential Financial to purchase funding agreements from Prudential Insurance.

In our payout annuity markets area within our institutional investment products business, structured settlements are distributed through structured settlement specialists. Voluntary income products are distributed through the defined contribution portion of our full service business, directly to plan sponsors, or as part of annuity shopping services. Close-out annuities and participating separate account annuity products are typically distributed through actuarial consultants and third-party brokers.

Underwriting and Pricing

We set our rates for our stable value products within our full service and institutional investment products businesses using a pricing model that considers the investment environment and our risk, expense and profitability assumptions. In addition, for products within our payout annuity market area, our model also uses assumptions for mortality and early retirement risks. Upon sale of a product, we adjust the duration of our asset portfolio and lock in the prevailing interest rates. Management continuously monitors cash flow experience and works closely with our Asset Liability Management and Risk Management Groups to review performance and ensure compliance with our investment policies.

Reserves

We establish reserves for future policy benefits and policyholders’ account balances to recognize our future obligations for our products. Our liabilities for accumulation products generally represent cumulative policyholder account balances and additional reserves for investment experience that will accrue to the customer but have not yet been reflected in credited rates. Our liabilities for products within our payout annuity market area represent the present value of future guaranteed benefits plus maintenance expenses and are based on our actuarial assumptions. We perform a cash flow analysis in conjunction with determining our reserves for future policy benefits.

International Insurance and Investments Division

The International Insurance and Investments division conducts its business through the International Insurance and International Investments segments.

International Insurance

Our International Insurance segment manufactures and distributes individual life insurance products to the mass affluent and affluent markets in Japan, Korea and other foreign countries through its Life Planner operations. In addition, we offer similar products to the broad middle income market across Japan through Life Advisors, who are associated with our separately-operated Gibraltar Life Insurance Company, Ltd., or Gibraltar Life, operation, which we acquired in April 2001. We commenced sales in foreign markets through our Life Planner operations, as follows: Japan, 1988; Taiwan, 1990; Italy, 1990; Korea, 1991; Brazil, 1998; Argentina, 1999; Poland, 2000; and Mexico, 2006. We also have representative offices in China and India. During 2007, we entered into a joint venture in India where we have a 26% interest, the maximum currently allowed by regulation in India. We expect the joint venture to receive its insurance license and begin sales in 2008. In addition, we also have an investment, through a consortium of investors, that holds a minority interest in China Pacific Insurance (Group) Co., Ltd.

In certain countries where we operate, particularly Japan and Korea, our products are highly regulated and, as a result, premium levels do not vary significantly between competitors. Therefore, we generally compete more on service provided to the customer than on price. In our operations other than Gibraltar Life, we compete by focusing on a limited market using our Life Planner model to offer high quality service and needs-based protection products. The success of our model in some markets makes us vulnerable to imitation and targeted recruitment of our sales force; thus the loss of highly skilled and productive Life Planners to competitors is a significant competitive risk. We direct substantial efforts to recruit and retain our Life Planners by continuously evaluating and adjusting our training and compensation programs, where appropriate, to positively impact retention and satisfaction.

We manage each operation on a stand-alone basis with local management and sales teams with oversight by senior executives based in Asia and Newark, New Jersey. Each operation has its own marketing, underwriting and claims, and investment management functions. In addition, large portions of the general account investment portfolios are managed by our International Investments segment. Each operation invests primarily in local currency securities, typically bonds issued by the local government or its agencies. In our larger operations, we have more diversified portfolios that include investments in U.S. dollar securities.

On November 1, 2004, we acquired Aoba Life Insurance Company, Ltd., or Aoba Life, for $191 million of total consideration. Aoba Life was a Japanese life insurer with a run-off book of insurance contracts. We integrated and merged Aoba Life into our Life Planner operation in Japan in February 2005.

Products

We currently offer various traditional whole life, term life, endowment policies, which provide for payment on the earlier of death or maturity, and retirement income life insurance products that combine an insurance protection element similar to that of whole life policies with a retirement income feature. In some of our operations we also offer certain health products with fixed benefits, as well as annuity products, primarily U.S. dollar denominated fixed annuities in Gibraltar Life. We also offer variable life products in Japan, Korea and Taiwan and interest-sensitive life products in Japan, Taiwan and Argentina. Generally, our international insurance products are non-participating and denominated in local currency, with the exception of products in Argentina, which are mostly U.S. dollar denominated, and certain policies in Japan, Korea, and Mexico that are also U.S. dollar denominated. For these dollar denominated products, both premiums and benefits are guaranteed in U.S. dollars.

Marketing and Distribution

The following table sets forth the number of Life Planners and Life Advisors for the periods indicated.

	As of December 31,
	2007	2006	2005
Life Planners:
Japan(1)	3,068	2,956	2,753
All other countries	3,098	2,872	2,874
Life Advisors	6,264	5,944	5,436

Total	12,430	11,772	11,063

(1)	In 2007, 82 Life Planners were transferred to Gibraltar primarily to support our efforts to expand our bank channel distribution.

Life Planner Model

Our Life Planner model is significantly different from the way traditional industry participants offer life insurance in Japan and in most of the other countries where we do business. It differs from the way we market through the Life Advisors of Gibraltar Life as well. We believe that our selection standards, training, supervision and compensation package are key to the Life Planner model and have helped our Life Planner operations achieve higher rates of agent retention, agent productivity and policy persistency than our local competitors. In general, we recruit Life Planners with:

•	university degrees, so that the Life Planner will have the same educational background and outlook as the target customer;

•	a minimum of two years of sales or sales management experience;

•	no life insurance sales experience; and

•	a pattern of job stability and success.

The Life Planner’s objective is to sell protection-oriented life insurance products on a needs basis to mass affluent and affluent customers.

The rate of increase in our Life Planners in our Japanese operations was lower, from December 31, 2006 to December 31, 2007, as compared to the prior period, reflecting the impact of the transfer of 82 Life Planners to Gibraltar in 2007 primarily to support our efforts to expand our bank channel distribution. The increase in Life Planners in all other countries, from December 31, 2006 to December 31, 2007, was driven by increases of 66 and 90 in Korea and Taiwan, respectively.

Life Advisors

Our Life Advisors are the proprietary distribution force for products offered by Gibraltar Life. Their focus is to provide individual protection products to the broad middle income market in Japan, particularly through relationships with affinity groups. Following the acquisition of Gibraltar Life in 2001, and continuing through 2003, the number of Life Advisors decreased as we instituted measures to increase the cost-effectiveness of this distribution channel, including a transition from a compensation structure that was formerly based mainly on fixed compensation to a variable compensation plan designed to improve productivity and persistency that is similar to compensation plans in our Life Planner operations. The number of Life Advisors has increased over the last few years. However, growth in Life Advisors slowed in 2007 due to an increased focus on hiring practices to improve productivity and retention.

Bank Distribution Channel

In 2006, Gibraltar Life commenced sales, primarily of U.S. dollar denominated fixed annuity products, through banks to supplement its core Life Advisor distribution channel. As of December 31, 2007, Gibraltar Life had distribution agreements with seven banks. Beginning in early 2008, Gibraltar Life will introduce a Yen-denominated variable annuity product in the bank channel, and expects to begin selling protection products as a result of the liberalization of banking regulations allowing for the sale of additional insurance products.

Underwriting and Pricing

Our International Insurance segment is subject to substantial local regulation that is generally more restrictive for product offerings, pricing and structure than U.S. insurance regulation. Each International Insurance operation has its own underwriting department that employs variations of U.S. practices in underwriting individual policy risks. In setting underwriting limits, we also consider local industry standards to prevent adverse selection and to stay abreast of industry trends. In addition, we set underwriting limits together with each operation’s reinsurers.

Pricing of individual life insurance products, particularly in Japan and Korea, is more regulated than in the U.S. Generally, premiums in each country are different for participating and non-participating products, but within each product type they are generally similar for all companies. Mortality and morbidity rates and interest rates that we use to calculate premiums are restricted by regulation on the basis of product type by country. Interest rates guaranteed under our insurance contracts may exceed the rates of return we earn on our investments, and, as a result, we may experience negative spreads between the rate we guarantee and the rate we earn on investments. These spreads had a negative impact on the overall results of our Life Planner operations over the past four years. The profitability on our products from these operations results primarily from margins on mortality, morbidity and expense charges. In addition, the profitability of our products is impacted by differences between actual mortality experience and the assumptions used in pricing these policies and, as a result, can fluctuate from period to period. However, we anticipate over the long-term to achieve the mortality levels reflected in the assumptions used in pricing our products.

Reserves

We establish and carry as liabilities actuarially determined reserves for future policy benefits that we believe will meet our future obligations. We base fixed death benefit reserves on assumptions we believe to be appropriate for investment yield, persistency, mortality and morbidity rates, expenses and margins for adverse deviation. For variable and interest-sensitive life products, as well as annuity products, we establish liabilities for policyholders’ account balances that represent cumulative gross premiums collected plus interest or investment results credited less surrenders, and charges for cost of insurance and administration fees. The reserves for many of our products have long durations and, in some of these markets, it is difficult to find appropriate assets with the same long duration.

Reinsurance

International Insurance reinsures portions of its insurance risks with both selected third party reinsurers and Prudential Insurance under reinsurance agreements primarily on a yearly renewable term basis. International Insurance also buys catastrophe reinsurance that covers multiple deaths from a single occurrence in our Life Planner operations in Japan, Taiwan and Brazil. We also have coinsurance agreements with Prudential Insurance for the U.S. dollar denominated business in our Japanese Life Planner insurance operations.

International Investments

Our International Investments segment offers proprietary and non-proprietary asset management, investment advice and services to retail and institutional clients in selected international markets. These services are marketed through proprietary and third party distribution networks and encompass the businesses of our international investments operations and our global commodities group, which are described in more detail below.

Our international investments operations include manufacturing of proprietary products and distribution of both proprietary and non-proprietary products, tailored to meet client needs. In this business, we invest in asset management and distribution businesses in targeted countries to expand our mass affluent customer base outside the U.S. and to increase our global assets under management. We seek to establish long-term relationships with our clients through our proprietary distribution network and we believe this provides an advantage over some competitors who provide only asset management services. Additionally, this business manages large portions of the general account investment portfolios of our international insurance operations.

Our global commodities group provides advice, sales and trading on a global basis covering a wide variety of commodity, financial and foreign exchange futures, swap and forward contracts, including agricultural commodities, base and precious metals, major currencies, interest rate and stock indices. We conduct these operations through offices in the U.S., Europe and Asia, and are members of most major futures exchanges. Our client base is primarily institutional. We conduct futures transactions on margin according to the regulations of the different futures exchanges. To the extent clients are unable to meet their commitments and margin deposits are insufficient to cover outstanding liabilities, we may be required to purchase or sell financial instruments at prevailing market prices in order to fulfill the client’s obligations.

In 2004, our international investments operations acquired an 80 percent interest in Hyundai Investment and Securities Co., Ltd., a Korean asset management firm, from an agency of the Korean government, for $301 million in cash, including $210 million used to repay debt assumed. Subsequent to the acquisition, the company was renamed Prudential Investment & Securities Co., Ltd., or PISC. On January 25, 2008, we completed the acquisition of the remaining 20 percent for $90 million and PISC is now a wholly owned operation.

On July 12, 2007, our international investments operations sold its 50% interest in the operating joint ventures Oppenheim Pramerica Fonds Trust GmbH and Oppenheim Pramerica Asset Management S.a.r.l., which were accounted for under the equity method, to our partner Oppenheim S.C.A. for $121 million. These businesses establish, package and distribute mutual fund products to German and other European retail investors. We recorded a pre-tax gain on the sale of $37 million in 2007.

On January 18, 2008, we made an additional investment of $154 million in our UBI Pramerica operating joint venture in Italy, which we account for under the equity method. This additional investment was necessary to maintain our ownership interest at 35% and was a result of the merger of our joint venture partner with another Italian bank, and their subsequent consolidation of their asset management companies into the UBI Pramerica joint venture.

Corporate and Other

Corporate and Other includes corporate operations that are not allocated to any of our business segments and the real estate and relocation services business, as well as divested businesses except for those that qualify for “discontinued operations” accounting treatment under U.S. GAAP.

Corporate Operations

Corporate operations consist primarily of: (1) corporate-level income and expenses, after allocation to any of our business segments, including income and expense from our qualified pension and other employee benefit plans and investment returns on our capital that is not deployed in any of our business segments; (2) returns from investments that we do not allocate to any of our business segments, including debt-financed investment portfolios, as well as tax credit investments and other tax enhanced investments financed by our business segments; and (3) businesses that we have placed in wind-down status but have not been divested as well as the impact of transactions with other segments. Corporate operations also include certain retained obligations relating to policyholders whom we had previously agreed to provide insurance for reduced or no premium in accordance with contractual settlements related to prior individual life insurance sales practices remediation.

Wind-down Businesses

We have not actively engaged in the life reinsurance market since the early 1990s; however, we remain subject to mortality risk for certain assumed individual life insurance polices under the terms of the reinsurance treaties.

In 1992, we ceased writing individual disability income policies and a year later ceased writing hospital expense and major medical policies. Most of our individual disability income policies are non-cancelable; however, we reinsured all of these policies as of July 1999. For our hospital expense and major medical policies, the 1997 Health Insurance Portability and Accountability Act guarantees renewal. Under certain circumstances, with appropriate approvals from state regulatory authorities, we are permitted to change the premiums charged for these policies if we can demonstrate the premiums have not been sufficient to pay claims and expenses.

Residential Real Estate Brokerage Franchise and Relocation Services

Prudential Real Estate and Relocation Services is our integrated real estate brokerage franchise and relocation services business. The real estate group markets franchises primarily to existing real estate companies. Our franchise agreements grant the franchisee the right to use the Prudential name and real estate service marks in return for royalty payments on gross commissions generated by the franchisees. The franchises generally are independently owned and operated. This business also has a finance subsidiary that makes debt and equity investments in a limited number of franchisees.

Our relocation group offers institutional clients and government agencies a variety of services in connection with the relocation of their employees. These services include: coordination of appraisal; inspection, purchase and sale of relocating employees’ homes; equity advances to relocating employees; assistance in locating homes at the relocating employee’s destination; household goods moving services; client cost-tracking and a variety of relocation policy and group move consulting services. Generally the client is responsible for carrying costs and any loss on sale with respect to a relocating employee's home that is purchased by us. Our government clients and certain corporate clients utilize a fixed price program under which we assume the benefits and burdens of ownership, including carrying costs and any loss on sale.

Divested Businesses

The following operations are businesses that have been or will be sold or exited that did not qualify for “discontinued operations” accounting treatment under U.S. GAAP. We include the results of these divested businesses in our income from continuing operations, but we exclude these results from our adjusted operating income. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Results of Operations” for an explanation of adjusted operating income.

Commercial Mortgage Securitization Operations

In reporting results for the three months ended March 31, 2008, we classified our commercial mortgage securitization operations as a divested business, reflecting our decision to exit this business. These operations, which involved the origination and purchase of commercial mortgage loans for sale into commercial mortgage-backed securitization transactions, together with related hedging activities, were previously reported within the Asset Management segment. We will retain and continue the remainder of our commercial mortgage origination, servicing and other commercial mortgage related activities, which remain a part of our Asset Management segment.

Property and Casualty Insurance

In the fourth quarter of 2003, we sold our property and casualty insurance companies that operated nationally in 48 states outside of New Jersey, and the District of Columbia, to Liberty Mutual Group, or Liberty Mutual, and our New Jersey property and casualty insurance companies to Palisades Group. Historically, the companies we sold manufactured and distributed personal lines property and casualty insurance products, principally automobile and homeowners coverages, to the U.S. retail market.

We have reinsured Liberty Mutual for certain losses, including any adverse loss development on the stop-loss reinsurance agreement with Everest Re Group, Ltd., or Everest, discussed below; any adverse loss development on losses occurring prior to the sale that arise from insurance contracts generated through certain discontinued distribution channels or due to certain loss events; and stop-loss protection on losses occurring after the sale and arising from those same distribution channels of up to $95 million, in excess of related premiums and other adjustments. The reinsurance covering the losses associated with the discontinued distribution channels will be settled based upon loss experience through December 31, 2008 with a provision that profits on the insurance business from these channels will be shared, with Liberty Mutual receiving up to $20 million of the first $50 million. We believe that we have adequately reserved for the obligations under these reinsurance contracts based on the current information available; however, we may be required to take additional charges in the future that could be material to our results of operations in a particular quarterly or annual period. We have also retained certain liabilities for pre-closing litigation for which we believe we have adequately reserved.

We have agreed not to compete with the buyers. In New Jersey, the non-compete agreement is effective until the earlier of December 31, 2008 or the termination of our distribution agreement with Palisades Group. Outside of New Jersey, the non-compete agreement is effective until the termination of our distribution agreement with Liberty Mutual.

Prudential Securities Capital Markets

In the fourth quarter of 2000, we announced a restructuring of Prudential Securities’ activities to implement a fundamental shift in our business strategy. We subsequently exited the lead-managed equity underwriting business for corporate issuers and the institutional fixed income business. As of December 31, 2007 we had remaining assets amounting to $116 million related to Prudential Securities’ institutional fixed income activities.

Exchange shares previously held by Prudential Equity Group

In the second quarter of 2007, we exited the equity sales, trading and research operations of the Prudential Equity Group, and retained certain securities relating to trading exchange memberships of these former operations. These securities were received in 2006 in connection with the commencement of public trading of stock exchange shares.

Other

We previously marketed individual life insurance in Canada through Prudential of America Life Insurance Company, or PALIC. In 2000, we sold our interest in PALIC and indemnified the purchaser for certain liabilities with respect to claims related to sales practices or market conduct issues arising from operations prior to the sale. We also remain subject to mortality risk related to certain policies sold by PALIC under assumed reinsurance.

In September 2000, we sold all of the stock of Gibraltar Casualty Company, a commercial property and casualty insurer that we had placed in wind-down status in 1985, to Everest. Upon closing of the sale, a subsidiary of the Company entered into a stop-loss reinsurance agreement with Everest whereby the subsidiary reinsured Everest for up to 80% of the first $200 million of any adverse loss development in excess of Gibraltar Casualty’s carried reserves as of the closing of the sale to Everest. Subsequently, as part of the sale of our property and casualty operations discussed above, we sold this subsidiary, along with $106 million of reserves related to the reinsurance agreement with Everest, to Liberty Mutual. We reinsured Liberty Mutual with regard to any further adverse loss development on the stop-loss reinsurance agreement with Everest and recorded a liability for the remaining $54 million of this obligation in 2003 under the reinsurance contracts with Liberty Mutual discussed above.

Prior to May 1996, we conducted substantial residential first mortgage banking and related operations through The Prudential Home Mortgage Company, Inc. and its affiliates. During 1996 and 1997, we sold substantially all of the operations, mortgage loan inventory and loan servicing rights of this business. In 2002, we negotiated a release from future indemnification obligations with Wells Fargo, buyer of the largest portion of the portfolio, related to pre-sale activity. However, we remain liable with respect to certain claims concerning these operations prior to sale. We believe that we have adequately reserved in all material respects for the remaining liabilities.

Discontinued Operations

Discontinued operations reflect the results of the following businesses which qualified for “discontinued operations” accounting treatment under U.S. GAAP:

•	We sold substantially all of the assets and liabilities of our group managed and indemnity healthcare business to Aetna Inc. in 1999.

•

We discontinued certain branches of our international securities operations in the fourth quarter of 2002. In the fourth quarter of 2004 we discontinued the remaining branches of our international securities operations.

•	We discontinued our retail broker-dealer operations in Tokyo in the fourth quarter of 2002 and subsequently sold these operations in the third quarter of 2003.

•	We discontinued our specialty automobile insurance business in the first quarter of 2003 and subsequently sold these operations in the third quarter of 2003.

•	We discontinued our existing consumer banking business in the third quarter of 2003 and subsequently sold these operations in 2004.

•	We discontinued our work-place distribution property and casualty insurance operations in the fourth quarter of 2003. We subsequently sold these operations in the first quarter of 2004.

•

We discontinued our Dryden Wealth Management business, which offered financial advisory, private banking and portfolio management services primarily to retail investors in Europe and Asia, in the second quarter of 2005. We subsequently sold these operations in the fourth quarter of 2005.

•	We discontinued our Philippine insurance operations in the second quarter of 2006 and subsequently sold these operations in the third quarter of 2006.

•

We sold substantially all of Prudential Insurance’s Canadian branch operations and policies in force and all of our Canadian property and casualty operations in 1996. In the third quarter of 2006, we entered into a reinsurance transaction related to the Canadian Intermediate Weekly Premium and Individual Health operations, which resulted in these operations being accounted for as “discontinued operations.”

•	We discontinued the equity sales, trading and research operations of the Prudential Equity Group in the second quarter of 2007.

In addition, direct real estate investments that are sold or held for sale may require “discontinued operations” accounting treatment under U.S. GAAP.

Closed Block Business

In connection with the demutualization, we ceased offering domestic participating individual life insurance products, under which policyholders are eligible to receive policyholder dividends reflecting experience. The liabilities for our individual in force participating products were segregated, together with assets that will be used exclusively for the payment of benefits and policyholder dividends, expenses and taxes with respect to these products, in the Closed Block. We selected the amount of Closed Block Assets that we expect will generate sufficient cash flow, together with anticipated revenues from the Closed Block Policies, over the life of the Closed Block to fund payments of all expenses, taxes, and policyholder benefits to be paid to, and the reasonable dividend expectations of, holders of the Closed Block Policies. We also segregated for accounting purposes the Surplus and Related Assets that we needed to hold outside the Closed Block to meet capital requirements related to the policies included within the Closed Block at the time of demutualization. No policies sold after demutualization will be added to the Closed Block, and its in force business is expected to decline ultimately as we pay policyholder benefits in full. We also expect the proportion of our business represented by the Closed Block to decline as we grow other businesses. For a discussion of the Closed Block Business, see “—Demutualization and Separation of the Businesses—Separation of the Businesses.”

Our strategy for the Closed Block Business is to maintain the Closed Block as required by our Plan of Reorganization over the time period of its gradual diminishment as policyholder benefits are paid in full. We are permitted under the Plan of Reorganization, with the prior consent of the New Jersey Commissioner of Banking and Insurance, to enter into agreements to transfer to a third party all or any part of the risks under the Closed Block policies. In 2005, we completed the process of arranging reinsurance of the Closed Block. The Closed Block is 90% reinsured, including 17% by a wholly owned subsidiary of Prudential Financial. As discussed in Note 10 to the Consolidated Financial Statements, if the performance of the Closed Block is more favorable than we originally assumed in funding and not otherwise offset by future Closed Block performance that is less favorable than we originally expected, we will pay the excess to Closed Block policyholders as part of policyholder dividends, and it will not be available to shareholders. See Note 20 to the Consolidated Financial Statements for revenues, income and loss, and total assets of the Closed Block Business.

Intangible and Intellectual Property

We use numerous federal, state and foreign servicemarks and trademarks. We believe that the goodwill associated with many of our servicemarks and trademarks, particularly “Prudential®,” “Prudential Financial®,” “Growing and Protecting Your Wealth®” and our “Rock” logo, are significant competitive assets in the U.S.

On April 20, 2004, we entered into a servicemark and trademark agreement with Prudential plc of the United Kingdom, with whom we have no affiliation, concerning the parties’ respective rights worldwide to use the names “Prudential” and “Pru.” The agreement is intended to avoid customer confusion in areas where both companies compete. Under the agreement, there are restrictions on our use of the “Prudential” name and mark in a number of countries outside the Americas, including Europe and parts of Asia. Where these limitations apply, we combine our “Rock” logo with alternative word marks. We believe that these limitations do not materially affect our ability to operate or expand internationally.

Ratings

Claims-paying and credit ratings are important factors affecting public confidence in an insurer and its competitive position in marketing products. Rating organizations continually review the financial performance and condition of insurers, including Prudential Insurance and our other insurance company subsidiaries. Our credit ratings are also important to our ability to raise capital through the issuance of debt and to the cost of such financing.

Claims-paying ratings, which are sometimes referred to as “financial strength” ratings, represent the opinions of rating agencies regarding the financial ability of an insurance company to meet its obligations under an insurance policy. Credit ratings represent the opinions of rating agencies regarding an entity’s ability to repay its indebtedness. The following table summarizes the ratings for Prudential Financial, Inc. and certain of its subsidiaries as of the date of this filing.

	A.M. Best(1)	S&P(2)	Moody’s(3)		Fitch(4)
Insurance Claims-Paying Ratings:
The Prudential Insurance Company of America	A+	AA	Aa3		AA
PRUCO Life Insurance Company	A+	AA	Aa3		AA
PRUCO Life Insurance Company of New Jersey	A+	AA	NR	*	AA
Prudential Annuities Life Assurance Corporation(6)	A+	AA	NR		AA
Prudential Retirement Insurance and Annuity Company	A+	AA	Aa3		AA
The Prudential Life Insurance Company Ltd. (Prudential of Japan)	NR	AA	NR		NR
Gibraltar Life Insurance Company, Ltd.	NR	AA	Aa3		NR

Credit Ratings:
Prudential Financial, Inc.:
Short-term borrowings	AMB-1	A-1	P-2		F1
Long-term senior debt(5)	a-	A+	A3		A
The Prudential Insurance Company of America:
Capital and surplus notes	a	A+	A2		A+
Prudential Funding, LLC:
Short-term debt	AMB-1	A-1+	P-1		F1+
Long-term senior debt	a+	AA	A1		AA-
PRICOA Global Funding I:
Long-term senior debt	aa-	AA	Aa3		AA

*	“NR” indicates not rated.
(1)	A.M. Best Company, which we refer to as A.M. Best, claims-paying ratings for insurance companies currently range from “A++ (superior)” to “F (in liquidation).” A.M. Best’s ratings reflect its opinion of an insurance company’s financial strength, operating performance and ability to meet its obligations to policyholders.
An A.M. Best long-term credit rating is an opinion of the capacity and willingness of an obligor to pay interest and principal in accordance with the terms of the obligation. A.M. Best long-term credit ratings range from “aaa (exceptional)” to “d (in default),” with ratings from “aaa” to “bbb” considered as investment grade. An A.M. Best short-term credit rating reflects an opinion of the issuer’s fundamental credit quality. Ratings range from “AMB-1+,” which represents an exceptional ability to repay short-term debt obligations, to “AMB-4,” which correlates with a speculative (“bb”) long-term rating.
(2)	Standard & Poor’s Rating Services, which we refer to as S&P, claims-paying ratings currently range from “AAA (extremely strong)” to “R (regulatory supervision).” These ratings reflect S&P’s opinion of an operating insurance company’s financial capacity to meet the obligations of its insurance policies in accordance with their terms. A “+” or “-” indicates relative strength within a category.
An S&P credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations or a specific financial program. S&P’s long-term issue credit ratings range from “AAA (extremely strong)” to “D (default).” S&P short-term ratings range from “A-1 (highest category)” to “D (default).”
(3)	Moody’s Investors Service, Inc., which we refer to as Moody’s, insurance claims-paying ratings currently range from “Aaa (exceptional)” to “C (lowest).” Moody’s insurance ratings reflect the ability of insurance companies to repay punctually senior policyholder claims and obligations. Numeric modifiers are used to refer to the ranking within the group—with 1 being the highest and 3 being the lowest. However, the financial strength of companies within a generic rating symbol (“Aa” for example) is broadly the same.
Moody’s credit ratings currently range from “Aaa (highest)” to “C (default).” Moody’s credit ratings grade debt according to its investment quality. Moody’s considers “A1,” “A2” and “A3” rated debt to be upper medium grade obligations, subject to low credit risk. Moody’s short-term ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. Prime ratings range from “Prime-1 (P-1),” which represents a superior ability for repayment of senior short-term debt obligations, to “Prime-3 (P-3),” which represents an acceptable ability for repayment of such obligations. Issuers rated “Not Prime” do not fall within any of the Prime rating categories.
(4)	Fitch Ratings Ltd., which we refer to as Fitch, claims-paying ratings currently range from “AAA (exceptionally strong)” to “D (distressed).” Fitch’s ratings reflect its assessment of the likelihood of timely payment of policyholder and contractholder obligations.
Fitch long-term credit ratings currently range from “AAA (highest credit quality),” which denotes exceptionally strong capacity for timely payment of financial commitments, to “D (default).” Investment grade ratings range between “AAA” and “BBB.” Short-term ratings range from “F1 (highest credit quality)” to “C (high default risk).” Within long-term and short-term ratings, a “+” or a “–” may be appended to a rating to denote relative status within major rating categories.
(5)	Includes the retail medium-term notes program.
(6)	Formerly known as American Skandia Life Assurance Corporation.

The ratings set forth above with respect to Prudential Financial, Prudential Funding, LLC, Prudential Insurance and our other insurance and financing subsidiaries reflect current opinions of each rating organization with respect to claims-paying ability, financial strength, operating performance and ability to meet obligations to policyholders or debt holders, as the case may be. These ratings are of concern to policyholders, agents and intermediaries. They are not directed toward shareholders and do not in any way reflect evaluations of the safety and security of the Common Stock. A downgrade in our claims-paying or credit ratings could limit our ability to market products, reduce our competitiveness, increase the number or value of policies being surrendered, increase our borrowing costs, cause additional collateral requirements under certain agreements, and/or hurt our relationships with creditors or trading counterparties. Our claims-paying ratings are an important factor affecting public confidence in most of our products and, as a result, our competitiveness. The interest rates we pay on our borrowings are largely dependent on our credit ratings. Provided below is a discussion of the major rating changes that occurred from the beginning of 2007 through the date of this filing.

On May 3, 2007, Standard & Poor’s raised Prudential Insurance, PRUCO Life Insurance, PRUCO Life Insurance of New Jersey, American Skandia Life Assurance, Prudential Retirement Insurance and Annuity, Prudential Life Insurance Co., Ltd. (Prudential of Japan) and Gibraltar Insurance Co., Ltd. financial strength ratings to “AA” from “AA-.” Standard & Poor’s also raised the counterparty credit ratings on Prudential Financial to “A+/A-1” from “A/A-1”, the counterparty credit rating on the capital and surplus notes of Prudential Insurance to “A+” from “A”, the long-term senior debt rating of Prudential Funding, LLC to “AA” from “AA-” and the long-term senior debt rating of PRICOA Global Funding to “AA” from “AA-”. S&P stated that the outlook on all these companies is stable.

Competition

In each of our businesses we face intense competition from U.S. and international insurance companies, asset managers and diversified financial institutions. Many of our competitors are large and well-capitalized and some have greater market share or breadth of distribution, offer a broader range of products, services or features, assume a greater level of risk, have lower profitability expectations or have higher claims-paying or credit ratings than we do. We compete in our businesses based on a number of factors including brand recognition, reputation, quality of service, quality of investment advice, investment performance of our products, product features, scope of distribution and distribution arrangements, price, risk management capabilities, capital management capabilities, perceived financial strength, and claims-paying and credit ratings. The relative importance of these factors varies across our products and the markets we serve.

In recent years, there has been consolidation among companies in the financial services industry. We expect that the trend toward consolidation in the financial services industry will continue and may result in competitors with increased market shares, or the introduction of larger or financially stronger competitors through acquisitions or otherwise, in lines of business in which we compete.

We could be subject to claims by competitors that our products infringe their patents, which could adversely affect our sales, profitability and financial position.

Certain of our products compete on the basis of investment performance. A material decline in the investment performance of these products could have an adverse effect on our sales. Rankings and ratings of investment performance have a significant effect on our ability to increase our assets under management.

Competition for personnel in our businesses is intense, including our captive sales personnel and our investment managers. In the ordinary course of business, we lose personnel from time to time in whom we have invested significant training. We direct substantial efforts to recruit and retain our agents and to increase their productivity. The loss of key investment managers could have a material adverse effect on our Asset Management segment.

Many of our businesses are in industries where access to multiple sales channels may be a competitive advantage. We currently sell insurance and investment products through both affiliated and non-affiliated distribution channels, including (1) our captive sales channel, (2) independent agents, brokers and financial planners, (3) broker-dealers that generally are members of the New York Stock Exchange, including “wirehouse” and regional broker-dealer firms, (4) broker-dealers affiliated with banks or that specialize in marketing to customers of banks, and (5) intermediaries such as retirement plan administrators. While we believe that certain insurance and investment products will continue to be sold primarily through face-to-face sales channels, customers’ desire for objective and not product-related advice will, over time, increase the amount of such insurance and investment products sold through non-affiliated distributors. In addition, we expect that certain insurance and investment products will increasingly be sold through direct marketing, including through electronic commerce.

The proliferation and growth of non-affiliated distribution channels puts pressure on our captive sales channels to remain competitive with respect to product offerings, compensation, services offered, and recruiting and retention. We continue our efforts to strengthen and broaden our sales channels, but we cannot assure that we will be successful. We run the risk that our competitors will have more distribution channels, stronger relationships with non-affiliated distribution channels, or will make a more significant or rapid shift to direct distribution alternatives than we anticipate or are able to achieve ourselves. If this happens, our market share and results of operations could be adversely affected.

Our ability to sell certain insurance products, including traditional guaranteed products depends significantly on our claims-paying ratings. A downgrade in our claims-paying ratings could adversely affect our ability to sell our insurance products and reduce our profitability.

Regulation

Overview

Our businesses are subject to comprehensive regulation and supervision. The purpose of these regulations is primarily to protect our customers and not necessarily our shareholders. Many of the laws and regulations to which we are subject are regularly re-examined, and existing or future laws and regulations may become more restrictive or otherwise adversely affect our operations. U.S. law and regulation of our international business, particularly as it relates to monitoring customer activities, is likely to increase as a result of terrorist activity in the U.S. and abroad and may affect our ability to attract and retain customers. The discussion immediately below is primarily focused on applicable U.S. regulation. A separate discussion of the regulations affecting our international businesses is provided later in this section under “—Regulation of our International Businesses.”

Insurance Operations

State insurance laws regulate all aspects of our U.S. insurance businesses, and state insurance departments in the fifty states, the District of Columbia and various U.S. territories and possessions monitor our insurance operations. Prudential Insurance is domiciled in New Jersey and its principal insurance regulatory authority is the New Jersey Department of Banking and Insurance. Our other U.S. insurance companies are principally regulated by the insurance departments of the states in which they are domiciled. Generally, our insurance products must be approved by the insurance regulators in the state in which they are sold. Our insurance products are substantially affected by federal and state tax laws. Products in the U.S. that also constitute “securities,” such as variable life insurance and variable annuities, are also subject to federal and some state securities laws and regulations. The Securities and Exchange Commission, or the SEC, the Financial Industry Regulatory Authority, or FINRA, and some state securities commissions regulate and supervise these products.

Investment Products and Asset Management Operations

Our investment products and services are subject to federal and state securities, fiduciary, including the Employee Retirement Income Security Act, or ERISA, and other laws and regulations. The SEC, FINRA, the Municipal Securities Rulemaking Board, state securities commissions, state insurance departments and the United States Department of Labor are the principal U.S. regulators that regulate our asset management operations.

Securities Operations

Our securities operations, principally conducted by a number of SEC-registered broker-dealers are subject to federal and state securities, commodities and related laws. The SEC, the Commodity Futures Trading Commission, or the CFTC, state securities authorities, FINRA, the Municipal Securities Rulemaking Board, and similar authorities are the principal regulators of our securities operations.

Regulation Affecting Prudential Financial

Prudential Financial is the holding company for all of our operations. Prudential Financial itself is not licensed as an insurer, investment advisor, broker-dealer, bank or other regulated entity. However, because it owns regulated entities, Prudential Financial is subject to regulation as an insurance holding company and, as discussed under “—Other Businesses” below, a savings and loan holding company. As a company with publicly traded securities, Prudential Financial is subject to legal and regulatory requirements applicable generally to public companies, including the rules and regulations of the SEC and the NYSE relating to public reporting and disclosure, securities trading, accounting and financial reporting, and corporate governance matters. The Sarbanes-Oxley Act of 2002 and rules and regulations adopted in furtherance of that Act have substantially increased the requirements in these and other areas for public companies such as Prudential Financial.

Insurance Holding Company Regulation

Prudential Financial is subject to the insurance holding company laws in the states where our insurance subsidiaries are domiciled, which currently include New Jersey, Arizona, Connecticut and Indiana, or are treated as commercially domiciled, such as New York. These laws generally require each insurance company directly or indirectly owned by the holding company to register with the insurance department in the insurance company’s state of domicile and to furnish annually financial and other information about the operations of companies within the holding company system. Generally, all transactions affecting the insurers in the holding company system must be fair and at arm’s length and, if material, require prior notice and approval or non-disapproval by the state’s insurance department.

Most states, including the states in which our U.S. insurance companies are domiciled, have insurance laws that require regulatory approval of a direct or indirect change of control of an insurer or an insurer’s holding company. Laws such as these that apply to us prevent any person from acquiring control of Prudential Financial or of our insurance subsidiaries unless that person has filed a statement with specified information with the insurance regulators and has obtained their prior approval. Under most states’ statutes, acquiring 10% or more of the voting stock of an insurance company or its parent company is presumptively considered a change of control, although such presumption may be rebutted. Accordingly, any person who acquires 10% or more of the voting securities of Prudential Financial without the prior approval of the insurance regulators of the states in which our U.S. insurance companies are domiciled will be in violation of these states’ laws and may be subject to injunctive action requiring the disposition or seizure of those securities by the relevant insurance regulator or prohibiting the voting of those securities and to other actions determined by the relevant insurance regulator.

In addition, many state insurance laws require prior notification of state insurance departments of a change in control of a non-domiciliary insurance company doing business in that state. While these prenotification statutes do not authorize the state insurance departments to disapprove the change in control, they authorize regulatory action in the affected state if particular conditions exist such as undue market concentration. Any future transactions that would constitute a change in control of Prudential Financial may require prior notification in those states that have adopted preacquisition notification laws.

These laws may discourage potential acquisition proposals and may delay, deter or prevent a change of control of Prudential Financial, including through transactions, and in particular unsolicited transactions, that some shareholders of Prudential Financial might consider desirable.

Insurance Operations

State Insurance Regulation

State insurance authorities have broad administrative powers with respect to all aspects of the insurance business including:

•	licensing to transact business,

•	licensing agents,

•	admittance of assets to statutory surplus,

•	regulating premium rates for certain insurance products,

•	approving policy forms,

•	regulating unfair trade and claims practices,

•	establishing reserve requirements and solvency standards,

•	fixing maximum interest rates on life insurance policy loans and minimum accumulation or surrender values, and

•	regulating the type, amounts and valuations of investments permitted and other matters.

State insurance laws and regulations require our U.S. insurance companies to file financial statements with state insurance departments everywhere they do business, and the operations of our U.S. insurance companies and accounts are subject to examination by those departments at any time. Our U.S. insurance companies prepare statutory financial statements in accordance with accounting practices and procedures prescribed or permitted by these departments. The National Association of Insurance Commissioners, or the NAIC, has approved a series of statutory accounting principles that have been adopted, in some cases with minor modifications, by all state insurance departments.

State insurance departments conduct periodic examinations of the books and records, financial reporting, policy filings and market conduct of insurance companies domiciled in their states, generally once every three to five years. Examinations are generally carried out in cooperation with the insurance departments of other states under guidelines promulgated by the NAIC. In May 2007, the Connecticut insurance regulator completed a routine financial examination of American Skandia Life Assurance Corporation for the five year period ended December 31, 2005, and found no material deficiencies. In February 2008, the New Jersey insurance regulator, along with the insurance regulators of Arizona and Connecticut, substantially completed a coordinated financial examination for the five year period ended December 31, 2006 for all of our U.S. life insurance companies as part of the normal five year examination cycle and found no material deficiencies.

Financial Regulation

Dividend Payment Limitations.    The New Jersey insurance law and the insurance laws of the other states in which our insurance companies are domiciled regulate the amount of dividends that may be paid by Prudential Insurance and our other U.S. insurance companies. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for additional information.

Risk-Based Capital.    In order to enhance the regulation of insurers’ solvency, the NAIC adopted a model law to implement risk-based capital requirements for life, health and property and casualty insurance companies. All states have adopted the NAIC’s model law or a substantially similar law. The risk-based capital, or RBC, calculation, which regulators use to assess the sufficiency of an insurer’s capital, measures the risk characteristics of a company’s assets, liabilities and certain off-balance sheet items. In general, RBC is calculated by applying factors to various asset, premium, claim, expense and reserve items. Within a given risk category, these factors are higher for those items with greater underlying risk and lower for items with lower underlying risk. Insurers that have less statutory capital than the RBC calculation requires are considered to have inadequate capital and are subject to varying degrees of regulatory action depending upon the level of capital inadequacy. The RBC ratios for each of our U.S. insurance companies currently are well above the ranges that would require any regulatory or corrective action.

IRIS Tests.    The NAIC has developed a set of financial relationships or tests known as the Insurance Regulatory Information System, or IRIS, to assist state regulators in monitoring the financial condition of U.S. insurance companies and identifying companies that require special attention or action by insurance regulatory authorities. Insurance companies generally submit data annually to the NAIC, which in turn analyzes the data using prescribed financial data ratios, each with defined “usual ranges.” Generally, regulators will begin to investigate or monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If an insurance company has insufficient capital, regulators may act to reduce the amount of insurance it can issue. None of our U.S. insurance companies is currently subject to regulatory scrutiny based on these ratios.

Insurance Reserves.    State insurance laws require us to analyze the adequacy of our reserves annually. The respective appointed actuaries for each of our life insurance companies must each submit an opinion that our reserves, when considered in light of the assets we hold with respect to those reserves, make adequate provision for our contractual obligations and related expenses.

Market Conduct Regulation

State insurance laws and regulations include numerous provisions governing the marketplace activities of insurers, including provisions governing the form and content of disclosure to consumers, illustrations, advertising, sales practices and complaint handling. State regulatory authorities generally enforce these provisions through periodic market conduct examinations.

Insurance Guaranty Association Assessments

Each state has insurance guaranty association laws under which insurers doing business in the state are members and may be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to policyholders and claimants. Typically, states assess each member insurer in an amount related to the member insurer’s proportionate share of the business written by all member insurers in the state. For the years ended December 31, 2007, 2006, and 2005, we paid approximately $1.9 million, $1.1 million and $0.7 million, respectively, in assessments pursuant to state insurance guaranty association laws. While we cannot predict the amount and timing of any future assessments on our U.S. insurance companies under these laws, we have established reserves that we believe are adequate for assessments relating to insurance companies that are currently subject to insolvency proceedings.

State Securities Regulation

Our mutual funds, and in certain states our variable life insurance and variable annuity products, are “securities” within the meaning of state securities laws. As securities, these products are subject to filing and certain other requirements. Also, sales activities with respect to these products generally are subject to state securities regulation. Such regulation may affect investment advice, sales and related activities for these products.

Federal Regulation

Our variable life insurance products, as well as our variable annuity and mutual fund products, generally are “securities” within the meaning of federal securities laws, registered under the federal securities laws and subject to regulation by the SEC and FINRA. Federal and some state securities regulation similar to that discussed below under “—Investment Products and Asset Management Operations” and “—Securities Operations” affect investment advice, sales and related activities with respect to these products. In addition, although the federal government does not comprehensively regulate the business of insurance, federal legislation and administrative policies in several areas, including taxation, financial services regulation and pension and welfare benefits regulation, can significantly affect the insurance industry. Congress also periodically considers and is considering laws affecting privacy of information and genetic testing that could significantly and adversely affect the insurance industry.

Tax Legislation

Current U.S. federal income tax laws generally permit certain holders to defer taxation on the build-up of value of annuities and life insurance products until payments are actually made to the policyholder or other beneficiary and to exclude from taxation the death benefit paid under a life insurance contract. Congress from time to time considers legislation that could make our products less attractive to consumers, including legislation that would reduce or eliminate the benefit of this deferral on some annuities and insurance products, as well as other types of changes that could reduce or eliminate the attractiveness of annuities and life insurance products to consumers, such as repeal of the estate tax. In addition, legislative changes could impact the amount of taxes that we pay, thereby affecting our consolidated net income.

In June 2001, the Economic Growth and Tax Relief Reconciliation Act of 2001 was enacted. The 2001 Act contains provisions that have over time significantly reduced individual tax rates. This has the effect of reducing the benefits of tax deferral on the build-up of value of annuities and life insurance products. The 2001 Act also includes provisions that eliminate, over time, the estate, gift and generation-skipping taxes and partially eliminates the step-up in basis rule applicable to property held in a decedent’s estate. Some of these changes might hinder our sales and result in the increased surrender of insurance and annuity products.

In May 2003, the Jobs and Growth Tax Relief Reconciliation Act of 2003 was enacted. Individual taxpayers are the principal beneficiaries of the 2003 Act, which includes an acceleration of certain of the income tax rate reductions enacted originally under the 2001 Act, as well as capital gains and dividend tax rate reductions. In May 2006, the Tax Increase Prevention Act of 2005 (the “2005 Act”) was enacted. The 2005 Act extends the lower tax rates on capital gains and dividends through 2010. These rate reductions had been due to expire in 2008. Although most of the other rate reductions expire after 2008 or later, these reductions have the effect of reducing the benefits of tax deferral on the build-up of value of annuities and life insurance products. These changes may hinder our sales and result in increased surrender of insurance and annuity products.

In October of 2004, the American Jobs Creation Act of 2004 was signed into law. The 2004 Act contains a provision that subjected the repatriation of foreign earnings to a reduced tax rate under certain circumstances through the end of 2005. During 2005, we repatriated earnings of approximately $160 million from foreign operations under the 2004 Act, for which we recorded income tax expense of $9 million.

The U.S. Treasury Department and the Internal Revenue Service are addressing through new regulations the methodology to be followed in determining the dividends received deduction related to variable life insurance and annuity contracts. The dividends received deduction reduces the amount of dividend income subject to tax and is a significant component of the difference between our effective tax rate and the federal statutory tax rate of 35%. A change in the dividends received deduction, including the possible elimination of this deduction, could reduce our consolidated net income.

The products we sell have different tax characteristics, including taxable income and tax deductions. Certain of our products are significantly dependent on these characteristics, which are taken into consideration when pricing products and are a component of our capital management strategies. Accordingly, a change in tax law, or other factors impacting the availability of the tax characteristics generated by our products, could impact product pricing and returns.

ERISA

ERISA is a comprehensive federal statute that applies to U.S. employee benefit plans sponsored by private employers and labor unions. Plans subject to ERISA include pension and profit sharing plans and welfare plans, including health, life and disability plans. ERISA provisions include reporting and disclosure rules, standards of conduct that apply to plan fiduciaries and prohibitions on transactions known as “prohibited transactions,” such as conflict-of-interest transactions and certain transactions between a benefit plan and a party in interest. ERISA also provides for a scheme of civil and criminal penalties and enforcement. Our insurance, asset management, plan administrative services and other businesses provide services to employee benefit plans subject to ERISA, including services where we may act as an ERISA fiduciary. In addition to ERISA regulation of businesses providing products and services to ERISA plans, we become subject to ERISA’s prohibited transaction rules for transactions with those plans, which may affect our ability to enter transactions, or the terms on which transactions may be entered, with those plans, even in businesses unrelated to those giving rise to party in interest status.

USA Patriot Act

The USA Patriot Act of 2001, enacted in response to the terrorist attacks on September 11, 2001, contains anti-money laundering and financial transparency laws and mandates the implementation of various new regulations applicable to broker-dealers and other financial services companies, including insurance companies. The Patriot Act seeks to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering. Anti-money laundering laws outside of the U.S. contain provisions that may be different, conflicting or more rigorous. The increased obligations of financial institutions to identify their customers, watch for and report suspicious transactions, respond to requests for information by regulatory authorities and law enforcement agencies, and share information with other financial institutions require the implementation and maintenance of internal practices, procedures and controls.

Investment Products and Asset Management Operations

Some of the separate account, mutual fund and other pooled investment products offered by our businesses, in addition to being registered under the Securities Act, are registered as investment companies under the Investment Company Act of 1940, as amended, and the shares of certain of these entities are qualified for sale in some states and the District of Columbia. Separate account investment products are also subject to state insurance regulation as described above. We also have several subsidiaries that are registered as broker-dealers under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to federal and state regulation, including but not limited to the SEC’s Uniform Net Capital Rule, described under “—Securities Operations” below. In addition, we have several subsidiaries that are investment advisors registered under the Investment Advisers Act of 1940, as amended. Our Prudential Agents and other employees, insofar as they sell products that are securities, are subject to the Exchange Act and to examination requirements and regulation by the SEC, FINRA and state securities commissioners. Regulation and examination requirements also extend to various Prudential entities that employ or control those individuals. The federal securities laws could also require reapproval by customers of our investment advisory contracts to manage mutual funds, including mutual funds included in annuity products, upon a change in control.

Federal and state regulators are devoting substantial attention to the mutual fund and variable annuity businesses. As a result of publicity relating to widespread perceptions of industry abuses, numerous legislative and regulatory reforms have been proposed or adopted with respect to mutual fund governance, disclosure requirements concerning mutual fund share classes, commission breakpoints, revenue sharing, advisory fees, market timing, late trading, portfolio pricing, annuity products, hedge funds, disclosures to retirement plan participants and other issues. It is difficult to predict at this time whether changes resulting from new laws and regulations will affect our investment product offerings or asset management operations and, if so, to what degree.

Congress from time to time considers pension reform legislation that could decrease or increase the attractiveness of certain of our retirement products and services to retirement plan sponsors and administrators, or have an unfavorable or favorable effect on our ability to earn revenues from these products and services. In this regard, the Pension Protection Act of 2006 (“PPA”) makes significant changes in employer pension funding obligations associated with defined benefit pension plans which are likely to increase sponsors’ costs of maintaining these plans. These changes could hinder our sales of defined benefit pension products and services and cause sponsors to discontinue existing plans for which we provide asset management, administrative, or other services, but could increase the attractiveness of certain products we offer in connection with terminating pension plans. Among other changes introduced by PPA were facilitation of automatic enrollment and escalation provisions for defined contribution plans. To the extent that these provisions result in adoption of defined contribution plan changes by plan sponsors, they may enhance growth of participant account values.

The PPA also includes qualified default investment alternatives regulation, whereby plan sponsors select approved default investment options for defined contribution plan participants who are automatically enrolled but do not make affirmative investment elections. While our full service stable value products are not among the qualified default investment options, we offer a wide variety of retirement products that are approved under this regulation. These rules do not require previously invested funds to be transferred. In addition, participants may continue to affirmatively select our stable value products.

For a discussion of potential federal tax legislation and other federal regulation affecting our variable annuity products, see “—Insurance Operations—Federal Regulation” above.

Securities Operations

A number of our subsidiaries and Wachovia Securities, in which we had a 38% ownership interest as of December 31, 2007, are registered as broker-dealers with the SEC and with some or all of the 50 states and the District of Columbia. In addition, a number of our subsidiaries are also registered as investment advisors with the SEC. Our broker-dealer affiliates are members of, and are subject to regulation by, “self-regulatory organizations,” including FINRA. Many of these self-regulatory organizations conduct examinations of, and have adopted rules governing, their member broker-dealers. In addition, state securities and certain other regulators have regulatory and oversight authority over our registered broker-dealers.

Broker-dealers and their sales forces in the U.S. and in certain other jurisdictions are subject to regulations that cover many aspects of the securities business, including sales methods and trading practices. The regulations cover the suitability of investments for individual customers, use and safekeeping of customers’ funds and securities, capital adequacy, recordkeeping, financial reporting and the conduct of directors, officers and employees.

The commodity futures and commodity options industry in the U.S. is subject to regulation under the Commodity Exchange Act, as amended. The CFTC is the federal agency charged with the administration of the Commodity Exchange Act and the regulations adopted under that Act. A number of our subsidiaries are registered with the CFTC as futures commission merchants, commodity pool operators or commodity trading advisors. Our futures business is also regulated in the U.S. by the National Futures Association and in the United Kingdom by the FSA.

The SEC and other governmental agencies and self-regulatory organizations, as well as state securities commissions in the U.S., have the power to conduct administrative proceedings that can result in censure, fine, the issuance of cease-and-desist orders or suspension, termination or limitation of the activities of a broker-dealer or an investment advisor or its employees.

As registered broker-dealers and members of various self-regulatory organizations, our U.S. registered broker-dealer subsidiaries and Wachovia Securities are subject to the SEC’s Uniform Net Capital Rule. The Uniform Net Capital Rule sets the minimum level of net capital a broker-dealer must maintain and also requires that at least a minimum part of a broker-dealer’s assets be kept in relatively liquid form. These net capital requirements are designed to measure the financial soundness and liquidity of broker-dealers. Our broker-dealers are also subject to the net capital requirements of the CFTC and the various securities and commodities exchanges of which they are members. Compliance with the net capital requirements could limit those operations that require the intensive use of capital, such as underwriting and trading activities, and may limit the ability of these subsidiaries to pay dividends to Prudential Financial.

Other Businesses

Our U.S. banking operations are subject to federal and state regulation. As a result of its ownership of Prudential Bank & Trust, FSB, Prudential Financial and Prudential IBH Holdco, Inc. are considered to be savings and loan holding companies and are subject to annual examination by the Office of Thrift Supervision of the U.S. Department of Treasury. Federal and state banking laws generally provide that no person may acquire control of Prudential Financial, and gain indirect control of either Prudential Bank & Trust, FSB or Prudential Trust Company, which is discussed below, without prior regulatory approval. Generally, beneficial ownership of 10% or more of the voting securities of Prudential Financial would be presumed to constitute control. We provide trust services through Prudential Trust Company, a state-chartered trust company incorporated under the laws of the Commonwealth of Pennsylvania, and offer both trust directed services and investment products through Prudential Bank & Trust, FSB.

The sale of real estate franchises by our real estate brokerage franchise operation is regulated by various state laws and the Federal Trade Commission. The federal Real Estate Settlement Procedures Act and state real estate brokerage and unfair trade practice laws regulate payments among participants in the sale or financing of residences or the provision of settlement services such as mortgages, homeowner’s insurance and title insurance.

Privacy Regulation

Federal and state law and regulation require financial institutions to protect the security and confidentiality of personal information, including health-related and customer information, and to notify customers and other individuals about their policies and practices relating to their collection and disclosure of health-related and customer information and their practices relating to protecting the security and confidentiality of that information. State laws regulate use and disclosure of social security numbers and require notice to affected individuals, law enforcement, regulators and others if there is a breach of the security of certain personal information, including social security numbers. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited e-mail or fax messages to consumers and customers. Federal law and regulation regulate the permissible uses of certain personal information, including consumer report information. Federal and state governments and regulatory bodies may be expected to consider additional or more detailed regulation regarding these subjects and the privacy and security of personal information.

Environmental Considerations

Federal, state and local environmental laws and regulations apply to our ownership and operation of real property. Inherent in owning and operating real property are the risk of hidden environmental liabilities and the costs of any required clean-up. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up, which could adversely affect our commercial mortgage lending business. In several states, this lien has priority over the lien of an existing mortgage against such property. In addition, in some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we may be liable, as an “owner” or “operator,” for costs of cleaning-up releases or threatened releases of hazardous substances at a property mortgaged to us. We also risk environmental liability when we foreclose on a property mortgaged to us. Federal legislation provides for a safe harbor from CERCLA liability for secured lenders that foreclose and sell the mortgaged real estate, provided that certain requirements are met. However, there are circumstances in which actions taken could still expose us to CERCLA liability. Application of various other federal and state environmental laws could also result in the imposition of liability on us for costs associated with environmental hazards.

We routinely conduct environmental assessments for real estate we acquire for investment and before taking title through foreclosure to real property collateralizing mortgages that we hold. Although unexpected environmental liabilities can always arise, based on these environmental assessments and compliance with our internal procedures, we believe that any costs associated with compliance with environmental laws and regulations or any clean-up of properties would not have a material adverse effect on our results of operations.

Regulation of our International Businesses

Our international businesses are subject to comprehensive regulation and supervision. As in the U.S., the purpose of these regulations is primarily to protect our customers and not necessarily our shareholders. Many of the laws and regulations to which our international businesses are subject are regularly re-examined, in some instances resulting in comprehensive restatements of applicable laws, regulations and reorganization of supervising authorities. Existing or future laws or regulations may become more restrictive or otherwise adversely affect our operations. It is also becoming increasingly common for regulatory developments originating in the U.S., such as those discussed above, to be studied and adopted in some form in other jurisdictions in which we do business. For example, the insurance regulatory authorities in Korea have introduced new Sarbanes-Oxley type financial control requirements to become effective in 2008. Changes such as these can increase compliance costs and potential regulatory exposure. In some instances, such jurisdictions may also impose different, conflicting or more rigorous laws and requirements, including regulations governing privacy, consumer protection, employee protection, corporate governance and capital adequacy.

In addition, our international operations face political, legal, operational and other risks that we do not face in the U.S., including the risk of discriminatory regulation, labor issues in connection with workers’ associations and trade unions, nationalization or expropriation of assets, dividend limitations, price controls and currency exchange controls or other restrictions that prevent us from transferring funds from these operations out of the countries in which they operate or converting local currencies we hold into U.S. dollars or other currencies.

Our international insurance operations are principally supervised by regulatory authorities in the jurisdictions in which they operate, including the Japanese Ministry of Finance and Financial Services Agency. We operate insurance companies in Japan, Korea, Taiwan, Mexico, Argentina, Brazil, Italy and Poland and anticipate that we will begin insurance operations in India in 2008. The insurance regulatory bodies for these businesses typically oversee such issues as company licensing, the licensing of insurance sales staff, insurance product approvals, sales practices, claims payment practices, permissible investments, solvency and capital adequacy, and insurance reserves, among other items. In some jurisdictions for certain products regulators will also mandate premium rates (or components of pricing) or minimum guaranteed interest rates. Periodic examinations of insurance company books and records, financial reporting requirements, market conduct examinations and policy filing requirements are among the techniques used by these regulators to supervise our non-U.S. insurance businesses. Certain of our international insurance operations, including those in Japan, may be subject to assessments, generally based on their proportionate share of business written in the relevant jurisdiction, for certain obligations of insolvent insurance companies to policyholders and claimants. As we cannot predict the timing of future assessments, they may materially affect the results of operations of our international insurance operations in particular quarterly or annual periods. In addition, in some jurisdictions, some of our insurance products are considered “securities” under local law. In those instances, we may also be subject to local securities regulations and oversight by local securities regulators.

The insurance regulatory bodies in some of the countries where our international insurance businesses are located regulate the amount of dividends that they can pay to shareholders. The Prudential Life Insurance Company, Ltd., or Prudential of Japan, began paying dividends in 2006. Pursuant to Gibraltar Life’s reorganization, in addition to regulatory restrictions, there are certain restrictions on Gibraltar Life’s ability to pay dividends and we anticipate that it will be several years before these restrictions will allow Gibraltar Life to pay dividends. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for additional information.

Our international investment operations are also supervised primarily by regulatory authorities in the countries in which they operate, including the Korean Ministry of Finance and Economy and the Financial Supervisory Commission, and the United Kingdom’s Financial Services Authority. We operate investment related businesses in, among other jurisdictions, Japan, Korea, Taiwan, Mexico, the United Kingdom, Hong Kong, Germany and Singapore, and participate in investment related joint ventures in Italy, Mexico and China. These businesses may provide investment-related products such as investment management products and services, mutual funds, brokerage, separately managed accounts, as well as commodities and derivatives products. The regulatory authorities for these businesses typically oversee such issues as company licensing, the licensing of investment product sales staff, sales practices, solvency and capital adequacy, mutual fund product approvals and related disclosures, securities, commodities and related laws, among other items.

In some cases, our international investment businesses are also subject to U.S. securities laws and regulations. One is regulated as a broker-dealer in the U.S. under the Securities Exchange Act of 1934, as amended and another is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Our international insurance and investment businesses may also be subject to other U.S. laws governing businesses controlled by U.S. companies such as the Foreign Corrupt Practices Act and certain regulations issued by the U.S. Office of Foreign Asset Controls. In addition, under current U.S. law and regulations we may be prohibited from dealing with certain individuals or entities in certain circumstances and we may be required to monitor customer activities, which may affect our ability to attract and retain customers.

In addition to the foregoing, non-U.S. regulatory and legislative bodies may enact or adopt laws and regulations that can affect Prudential Financial as the ultimate holding company of our international businesses. For example, the European Union has adopted a directive, to be enacted by its member states, that subjects financial groups operating within the European Union, including their operations outside the European Union, to broad capital adequacy and other regulatory requirements. The application of this directive to Prudential Financial, in particular whether it will result in new solvency oversight, appears to be unlikely given the Company’s business mix. Similar regulatory actions may be taken in other jurisdictions with potentially significant implications, and the European Union directive discussed above may be applicable to Prudential Financial at a later time because of changes in our business or how the directive is interpreted.

Our international businesses are subject to the tax laws and regulations of the countries in which they are organized and in which they operate. Foreign governments from time to time consider legislation that could impact the amount of taxes that we pay or impact the sales of our products. For example, during 2007, Mexico enacted an alternative flat tax that becomes effective in 2008, while China, Germany, Italy and the United Kingdom reduced corporate tax rates that will apply in 2008. In March 2007, the Japanese National Tax Authority (“NTA”) indicated that it would change the tax treatment of certain term life products sold to corporations, which resulted in a significant decrease in the sale of Increasing Term Life insurance to corporations in Japan. On December 26, 2007, the NTA confirmed in an official announcement its intention to revise the corporate tax deductibility of insurance premiums paid with respect to certain Increasing Term insurance products.

Employees

As of December 31, 2007, we had 40,703 employees, including 20,657 located outside of the U.S. We believe our relations with our employees are satisfactory.

The collective bargaining agreement between Prudential Insurance and the Office of Professional Employees International Union, Local 153 (AFL-CIO), expired on October 31, 2007. At the time of its expiration the agreement covered approximately 11 Prudential Agents. By letter dated November 13, 2007, the Office of Professional Employees International Union, Local 153 (AFL-CIO) disclaimed interest in representing these Prudential Agents.

Available Information

Prudential Financial files periodic reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, N.E., Washington D.C. 20549 or by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet website (www.sec.gov) that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC, including Prudential Financial.

You may also access our press releases, financial information and reports filed with the SEC (for example, our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and any amendments to those Forms) online at www.investor.prudential.com. Copies of any documents on our website are available without charge, and reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. The information found on our website is not part of this or any other report filed with or furnished to the SEC.